IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF NEVADA

In re: SHENGDATECH, INC. Debtor.	Chapter 11 Case No. 11-52649 (BTB)

SHENGDATECH, INC.’S FIRST AMENDED CHAPTER 11 PLAN OF
REORGANIZATION, AS MODIFIED

AUGUST 30, 2012

GREENBERG TRAURIG, LLP
Keith J. Shapiro
Nancy A. Peterman
77 West Wacker Drive, Suite 3100
Chicago, Illinois 60601

-and-

Bob Olson
3773 Howard Hughes Parkway
Suite 400 North
Las Vegas, Nevada 89169

COUNSEL FOR THE DEBTOR

 AND DEBTOR IN POSSESSION

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6.9	Dissolution of Debtor	23

Article VII PROVISIONS GOVERNING DISTRIBUTIONS		23

7.1	Establishment of Reserves	23
7.2	Funding of Reserves	24
7.3	Disbursing Agent	25
7.4	Distributions by Liquidating Trustee	25
7.5	Distributions on Account of Allowed Shareholders’ Securities Claims and Allowed Equity Interests	25
7.6	Timing of Distributions	25
7.7	Distributions Upon Allowance of Disputed Claims and Disputed Equity Interests	27
7.8	Undeliverable and Unclaimed Distributions	27
7.9	Interest	28
7.10	No Distribution in Excess of Allowed Amount of Claim	28
7.11	Means of Cash Payment	28
7.12	Delivery of Distribution	28
7.13	Record Date for Distributions	28
7.14	No Distributions Pending Allowance	28
7.15	Withholding and Reporting Requirements	29
7.16	Setoffs	29
7.17	De Minimis Distributions	29
7.18	Extensions of Time	29

Article VIII PROVISIONS FOR CLAIMS OBJECTIONS AND ESTIMATION OF CLAIMS		29

8.1	Claims Objection Deadline; Prosecution of Claims Objections	29
8.2	Estimation of Claims	30

Article IX EXECUTORY CONTRACTS		30

9.1	Executory Contracts Deemed Rejected	30
9.2	Bar Date For Rejection Damages	30

Article X CONFIRMATION AND CONSUMMATION OF THE PLAN		30

10.1	Conditions Precedent to the Effective Date	30
10.2	Notice of Effective Date	31
10.3	Waiver of Conditions Precedent to the Effective Date	31
10.4	Effect of Non-Occurrence of Effective Date	31

Article XI EFFECTS OF CONFIRMATION		31

11.1	Exculpation and Releases.	31
11.2	Injunction	35
11.3	Term of Bankruptcy Injunction or Stays	36
11.4	Vesting Provision	36
11.5	Lead Plaintiffs’ Rights To Pursue Insurance Proceeds	36

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Article XII RETENTION OF JURISDICTION		36

12.1	Exclusive Jurisdiction of Bankruptcy Court	36

Article XIII MISCELLANEOUS PROVISIONS		38

13.1	Modification of the Plan	38
13.2	Revocation, Withdrawal, or Non-Confirmation of the Plan	38
13.3	Binding Effect	39
13.4	Subordination Rights	39
13.5	Severability of Plan Provisions	39
13.6	Payment of Fees and Expenses of the Indenture Trustee	39
13.7	Dissolution of the Committee	40
13.8	Exemption from Section 1146	40
13.9	Filing of Additional Documents	40
13.10	Insurance	40
13.11	Successors and Assigns	40
13.12	Governing Law	41
13.13	Exhibits and Schedules	41
13.14	Computation of Time	41
13.15	Notices	41
13.16	Reservation of Rights	42

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INTRODUCTION

ShengdaTech, Inc., the debtor and debtor in possession in this Chapter 11 Case, proposes the following Plan with respect to the Debtor’s assets and the resolution of all outstanding Claims against and Equity Interests in the Debtor.

For a discussion of the Debtor’s history, businesses, properties, operations, the Chapter 11 Case, risk factors, summary and analysis of this Plan, and certain other related matters, reference is hereby made to the Disclosure Statement that is distributed herewith. In the event of any inconsistencies between the Plan and the Disclosure Statement, the terms and provisions of the Plan shall control.

The Debtor is the Plan Proponent within the meaning of section 1129 of the Bankruptcy Code.

ALL HOLDERS OF CLAIMS AGAINST AND EQUITY INTERESTS IN THE DEBTOR ARE ENCOURAGED TO READ THE PLAN AND THE DISCLOSURE STATEMENT IN THEIR ENTIRETY, AND TO CONSULT WITH AN ATTORNEY, BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. SUBJECT TO CERTAIN RESTRICTIONS AND REQUIREMENTS SET FORTH IN SECTION 1127 OF THE BANKRUPTCY CODE, BANKRUPTCY RULE 3019, AND THE PLAN, THE PLAN PROPONENT RESERVES THE RIGHT TO ALTER, AMEND, MODIFY, REVOKE OR WITHDRAW THE PLAN, OR ANY PART THEREOF, PRIOR TO ITS SUBSTANTIAL CONSUMMATION.

Article I
DEFINED TERMS AND RULES OF INTERPRETATION

Defined Terms

1.1           “6.0% Noteholders” shall mean the Holders of the 6.0% Notes as of the Distribution Record Date.

1.2           “6.5% Noteholders” shall mean the Holders of the 6.5% Notes as of the Distribution Record Date.

1.3           “6.0% Notes” shall mean the unsecured notes issued by the Debtor with an initial principal balance totaling $115,000,000, an interest rate of 6.0% and a maturity date of June 1, 2018.

1.4           “6.5% Notes” shall mean the unsecured notes issued by the Debtor with an initial principal balance totaling $130,000,000 with an interest rate of 6.5% and a maturity date of December 15, 2015.

1.5           “A&M” shall mean Alvarez & Marsal North America LLC.

1.6           “Administrative Claim Bar Date” shall mean the date that falls on the thirtieth (30th) day following the Confirmation Date by which Holders of Administrative Claims, other than Professional Fee Claims, shall file with the Claims Agent and serve on the Liquidating Trustee requests for payment, in writing, together with supporting documents, substantially complying with the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules of Bankruptcy Practice and Procedures of the United States Bankruptcy Court for the District of Nevada.

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1.7           “Administrative Claim” shall mean a Claim for costs and expenses of administration of the Chapter 11 Case allowed under sections 503(b), 507(b) or, if applicable, 1114(e)(2) of the Bankruptcy Code, including without limitation: (a) any compensation for legal, financial, advisory, accounting and other services and reimbursement of expenses allowed by the Bankruptcy Court under sections 327, 330, 331, 363 or 503(b) of the Bankruptcy Code to the extent incurred on or prior to the Effective Date; (b) all fees and charges assessed against the Debtor’s Estate under section 1930, chapter 123 of title 28 of the United States Code; and (c) to the extent such payments exist, any payment to be made under the Plan or otherwise to cure a default on an assumed Executory Contract.

1.8           “Affiliate” shall mean “affiliate” as defined in section 101(2) of the Bankruptcy Code.

1.9           “Allowed” shall mean all of or a portion of a Claim against the Debtor or an Equity Interest in the Debtor (a) that has been listed by the Debtor in its Schedules as liquidated in amount and not Disputed or Contingent, and with respect to which no contrary proof of Claim or proof of Equity Interest has been filed, (b) as to which no objection or request for estimation has been Filed on or before the Claims Objection Deadline or the expiration of such other applicable period fixed by the Bankruptcy Court, (c) as to which any objection has been settled, waived, withdrawn or denied by a Final Order, or (d) that is allowed (i) by a Final Order, (ii) by an agreement between the Holder of such Claim or Equity Interest and the Debtor prior to the Effective Date, or the Liquidating Trustee on or after the Effective Date or (iii) pursuant to the terms of this Plan. For purposes of computing Distributions under this Plan, a Claim or Equity Interest that has been deemed “Allowed” shall not include interest, costs, fees or charges on such Claim or Equity Interest from and after the Petition Date, except as provided in section 506(b) of the Bankruptcy Code or as otherwise expressly set forth in this Plan.

1.10         “Bank Account” shall mean the checking account currently maintained by the Debtor with a New York branch of JPMorgan Chase Bank N.A. under Account Number *****5109.

1.11         “Bankruptcy Code” shall mean title 11 of the United States Code, 11 U.S.C. §§ 101 et seq., and as such title has been, or may be, amended from time to time, to the extent that any such amendment is applicable to this Chapter 11 Case.

1.12         “Bankruptcy Court” shall mean the United States Bankruptcy Court for the District of Nevada.

1.13         “Bankruptcy Rules” shall mean the Federal Rules of Bankruptcy Procedure, the Official Bankruptcy Forms or the Local Rules of the Bankruptcy Court, and as each has been, or may be, amended from time to time, to the extent that any such amendment is applicable to this Chapter 11 Case.

1.14         “Bar Date” shall mean, with respect to any particular Claim, the specific date set by the Bankruptcy Court as the last day for Filing proofs of Claim against the Debtor in this Chapter 11 Case for that specific Claim or Equity Interest.

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1.15         “Bar Date Notice” shall mean the Notice of Chapter 11 Bankruptcy Case, Meeting of Creditors, & Deadlines [Docket No. 12] and the supplemental bar date set by that certain Order Granting Debtor’s Motion for Entry of Order (I) Establishing A Supplemental Bar Date For Certain Creditors to File Proofs of Claim and (II) Approving the Form of Notice Thereof [Docket No. 605].

1.16         “Business Day” shall mean any day, other than a Saturday, Sunday or a legal holiday (as that term is defined in Bankruptcy Rule 9006(a)).

1.17         “Causes of Action” shall mean all Claims, actions, causes of action, choses in action, suits, debts, dues, damages, defenses, judgments, third-party claims, counterclaims, and cross claims (including, but not limited to, all Claims arising under state, federal or other non-bankruptcy law, and any avoidance, recovery, subordination or other actions against Insiders and/or any other Persons or Entities under the Bankruptcy Code, including any and all Claims and causes of action under sections 506, 510, 542, 543, 544, 545, 547, 548, 549, 550, 551, and 553 of the Bankruptcy Code) that are or may be asserted (by lawsuit, demand letter, proof of claim or otherwise) pending or existing on the Effective Date against any Person or Entity, based in law or equity, including, but not limited to, under the Bankruptcy Code, whether direct, indirect, known or unknown, derivative, or otherwise and whether asserted or unasserted that have not been released by the Plan or any other order of the Bankruptcy Court.

1.18         “Chapter 11 Case” shall mean the chapter 11 case commenced by the Debtor administered under case number 11-52649 (BTB) in the Bankruptcy Court.

1.19         “Claim” or “Claims” shall mean a claim or claims against the Debtor, as such term is defined in section 101(5) of the Bankruptcy Code.

1.20         “Claims Agent” shall mean the Debtor’s claims agent, The Garden City Group, Inc.

1.21         “Claims Objection Deadline” shall mean one hundred and eighty (180) days after the Effective Date, or such later date as may be ordered by the Bankruptcy Court, provided however, that the Liquidating Trustee may seek extensions of this date from the Bankruptcy Court.

1.22         “Class” shall mean each category or group of Holders of Claims or Equity Interests that has been designated as a class in Article II of this Plan.

1.23         “Committee” shall mean the Official Committee of Unsecured Creditors appointed in the Chapter 11 Case.

1.24         “Confirmation Date” shall mean the date upon which the Bankruptcy Court enters the Confirmation Order on the docket of the Chapter 11 Case, within the meaning of Bankruptcy Rules 5003 and 9021.

1.25         “Confirmation Hearing” shall mean the hearing held by the Bankruptcy Court to consider confirmation of the Plan, as such hearing may be adjourned or continued from time to time.

1.26         “Confirmation Order” shall mean the order of the Bankruptcy Court confirming this Plan pursuant to, among others, section 1129 of the Bankruptcy Code.

1.27         “Consummation” shall mean the occurrence of the Effective Date.

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1.28         “Contingent” shall mean, with reference to a Claim, a Claim that has not accrued or is not otherwise payable and the accrual of which, or the obligation to make payment on which, is dependent upon a future event that may or may not occur.

1.29         “Creditor” shall have the meaning ascribed to such term in section 101(10) of the Bankruptcy Code.

1.30         “D&O Policies” shall mean the directors and officers insurance policies purchased by the Debtor, Faith Bloom and/or the PRC Subsidiaries, whether purchased prior to or after the Petition Date.

1.31         “Debtor” shall mean ShengdaTech, Inc.

1.32         “Disallowed” shall mean with respect to any Claim or portion thereof, any Claim against or Equity Interest in the Debtor which: (i) has been disallowed, in whole or part, by a Final Order; (ii) has been withdrawn by agreement of the Holder thereof and the Debtor or Liquidating Trustee, as applicable, in whole or in part; (iii) has been withdrawn, in whole or in part, by the Holder thereof; (iv) if listed in the Schedules as zero or as Disputed, Contingent or unliquidated and in respect of which a proof of Claim or proof of Equity Interest has not been timely Filed or deemed timely Filed pursuant to the Plan, the Bankruptcy Code or any Final Order or other applicable law; (v) has been reclassified, expunged, subordinated or estimated to the extent that such reclassification, expungement, subordination or estimation results in a reduction in the Filed amount of any proof of Claim or proof of Equity Interest; (vi) is evidenced by a proof of Claim or a proof of Equity Interest which has been Filed, or which has been deemed to be Filed under applicable law or order of the Bankruptcy Court or which is required to be Filed by order of the Bankruptcy Court but as to which such proof of Claim or proof of Equity Interest was not timely or properly Filed; (vii) is unenforceable to the extent provided in section 502(b) of the Bankruptcy Code; (viii) where the holder of a Claim is a Person or Entity from which property is recoverable under sections 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under sections 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, unless such Person, Entity or transferee has paid the amount, or turned over any such Property, for which such Person, Entity or transferee is liable under section 522(i), 542, 543, 550, or 553 of the Bankruptcy Code; or (ix) is for reimbursement or contribution that is Contingent as of the time of allowance or disallowance of such Claim. In each case a Disallowed Claim or a Disallowed Equity Interest is disallowed only to the extent of disallowance, withdrawal, reclassification, expungement, subordination or estimation.

1.33         “Disbursing Agent” shall mean (a) on or prior to the Effective Date, the Debtor and (b) after the Effective Date, the Liquidating Trustee; provided that the Debtor or the Liquidating Trustee may, in their discretion, retain a third party to act as Disbursing Agent.

1.34         “Disclosure Statement” shall mean the disclosure statement accompanying the Plan, as amended, supplemented or modified from time to time, that is prepared and distributed in accordance with, among others, sections 1125, 1126(b) and 1145 of the Bankruptcy Code, Bankruptcy Rule 3018 and other applicable law.

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1.35         “Disputed” shall mean any Claim or Equity Interest: (a) which is listed in the Schedules as disputed, Contingent or unliquidated and for which a proof of Claim or proof of Equity Interest has been timely filed pursuant to this Plan, the Bankruptcy Code, or any Final Order of the Bankruptcy Court; (b) which is objected to in whole or in part on or before the Claims Objection Deadline (or on or before any deadline for objecting to Equity Interests) or for which a request for estimation has been Filed in accordance with the Bankruptcy Code and the Bankruptcy Rules and as to which no Final Order allowing or disallowing such Claim or Equity Interest has been entered; or (c) for which a motion to approve a settlement of such Claim or Equity Interest has been Filed in accordance with the Bankruptcy Code and the Bankruptcy Rules and as to which no Final Order approving or disapproving such settlement has been entered. To the extent an objection relates to the allowance of only part of a Claim or Equity Interest, such Claim or Equity Interest shall be Disputed only to the extent of the objection.

1.36         “Disputed Administrative, Priority Tax, Priority Non-Tax, and Secured Claims Reserve” shall mean the reserve established pursuant to Article 7.1(a) of this Plan, which reserve shall contain amounts relating to (i) Disputed Administrative Claims, Disputed Priority Tax Claims, Disputed Other Priority Claims and Disputed Secured Claims and (ii) accrued Professional Fee Claims, which will become payable upon allowance by Final Order of the Bankruptcy Court.

1.37         “Disputed Equity Interest Reserve” shall mean the reserve established pursuant to Article 7.1(f) of the Plan, which reserve shall contain amounts relating to Disputed Equity Interests.

1.38         “Disputed General Unsecured Claims Reserve” shall mean the reserve established pursuant to Article 7.1(c) of the Plan, which reserve shall contain amounts relating to Disputed General Unsecured Claims.

1.39         “Disputed Noteholders’ Securities Claims Reserve” shall mean the reserve established pursuant to Article 7.1(d) of the Plan, which reserve shall contain amounts relating to Disputed Noteholders’ Securities Claims.

1.40         “Disputed Shareholders’ Securities Reserve” shall mean the reserve established pursuant to Article 7.1(e), which reserve shall contain amounts relating to Disputed Shareholders’ Securities Claims.

1.41         “Distribution” shall mean a delivery of cash or other distributable property by the Disbursing Agent to the Holders of Allowed Claims or Allowed Equity Interests pursuant to this Plan.

1.42         “Distribution Date” shall mean the date on which a Distribution is made pursuant to this Plan.

1.43         “Distribution Record Date” shall mean such date or dates as determined by the Liquidating Trustee, with the approval of the Liquidating Trust Advisory Board, when there are sufficient Liquidating Trust Assets to distribute under the Plan.

1.44         “Effective Date” shall mean a date, as determined by the Debtor, in consultation with the Committee, that is no earlier than the first Business Day after the later of the date on which each of the following conditions are satisfied: (a) all conditions in Article 10.1 of this Plan have been satisfied or waived in accordance with Article 10.3 and (b) no stay of the Confirmation Order is in effect.

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1.45         “Entity” shall have the meaning ascribed to such term in section 101(15) of the Bankruptcy Code.

1.46         “Estate” shall mean the estate the Debtor created by section 541 of the Bankruptcy Code on the Petition Date.

1.47         “Equity Interests” shall mean the legal, equitable, contractual, or other rights of a Holder of any existing or prospective equity interest in the Debtor (solely in their capacity as Holder thereof), including any rights of any Person to purchase or demand the issuance of any interest in the Debtor, including (i) conversion, exchange, voting, participation, and dividend rights; (ii) liquidation preferences; (iii) stock options, warrants, and put rights; (iv) share-appreciation rights; or (v) any other stock, membership, or equity right pertaining or in any way relating to the Debtor.

1.48         “Executory Contract” shall mean a contract or lease to which the Debtor is a party that is subject to assumption or rejection under 365 of the Bankruptcy Code.

1.49         “Faith Bloom” shall mean Faith Bloom Limited, a company organized under the laws of the British Virgin Islands and the Debtor’s direct subsidiary.

1.50         “File,” “Filed,” or “Filing” shall mean, respectively, file, filed, or filing with the Bankruptcy Court or its authorized designee in this Chapter 11 Case.

1.51         “Final Order” shall mean an unstayed order, ruling, or judgment of the Bankruptcy Court or any other court of competent jurisdiction as to which the time to appeal, petition for certiorari, or request for reargument or rehearing has expired and as to which no appeal, petition for certiorari, or other proceedings for reargument or rehearing shall then be pending, or as to which any right to appeal, petition for certiorari, reargument, or rehearing shall have been waived in writing in form and substance satisfactory to the Debtor (prior to the Effective Date) or the Liquidating Trustee (on or after the Effective Date), or, in the event that an appeal, writ of certiorari, or reargument or rehearing thereof has been sought, such order of the Bankruptcy Court or other court of competent jurisdiction shall have been determined by the highest court to which such order was appealed, or certiorari, reargument or rehearing shall have been denied and the time to take any further appeal, petition for certiorari or move for reargument or rehearing shall have expired; provided, however, that the possibility that a motion under Rule 59 or Rule 60 of the Federal Rules of Civil Procedure, or any analogous rule under the Bankruptcy Rules or applicable state court rules of civil procedure, may be Filed with respect to such order, shall not cause such order not to be a Final Order.

1.52         “General Unsecured Claim” shall mean all unsecured Claims against the Debtor, excluding Noteholders’ Securities Claims and Shareholders’ Securities Claims.

1.53         “General Unsecured Claim Bar Date” shall mean December 19, 2011 at 5:00 p.m. (Prevailing Pacific Time) or September 10, 2012 at 5:00 p.m. (Prevailing Pacific Time), as applicable, for Claims arising before the Petition Date, including General Unsecured Claims, Noteholders’ Securities Claims, Shareholders’ Securities Claims or Other Priority Claims as established by the Bar Date Notice.

1.54         “Governmental Unit” shall have the meaning ascribed to such term in section 101(27) of the Bankruptcy Code.

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1.55         “Governmental Unit Bar Date” shall mean February 15, 2012 at 5:00 p.m. (Prevailing Pacific Time) as established by the Bar Date Notice.

1.56         “Holder” or “Holders” shall mean a Person or an Entity holding a Claim or Equity Interest.

1.57         “Indentures” shall mean the indentures between the Debtor and the Indenture Trustee providing for the issuance of the Notes.

1.58         “Indenture Trustee” shall mean the Bank of New York Mellon in its capacity as indenture trustee for the Notes.

1.59         “Impaired” shall mean, when used in reference to a Claim or Equity Interest, a Claim or Equity Interest that is impaired within the meaning of section 1124 of the Bankruptcy Code.

1.60         “Impaired Class” shall mean a Class of Claims or Equity Interests that is Impaired.

1.61         “Independent Directors” shall mean A. Carl Mudd and Sheldon B. Saidman, each in their capacity as directors of the Debtor and Faith Bloom.

1.62         “Insider” shall have the meaning ascribed to such term in section 101(31) of the Bankruptcy Code.

1.63         “Intercompany Claim” shall mean any Claim by Faith Bloom or one of the PRC Subsidiaries against the Debtor.

1.64         “IRS” shall mean the Internal Revenue Service.

1.65         “Lead Plaintiffs” shall mean Donald D. Yaw and Edward J. Schaul, in their capacity as lead plaintiffs in the consolidated securities class action entitled In re ShengdaTech, Inc. Securities Litigation, Case No. 11-CV-1918 (TPG) filed in the United States District Court for the Southern District of New York on behalf of the Securities Plaintiffs.

1.66         “Liquidating Trust” shall mean the liquidating trust established by this Plan and described in Article 6.2 of this Plan and the Liquidating Trust Agreement.

1.67         “Liquidating Trust Advisory Board” shall mean the board comprised no less than three (3) and no more than seven (7) members each of whom will be appointed by the Committee in accordance with the Liquidating Trust Agreement, vested with the powers and responsibilities set forth therein.

1.68         “Liquidating Trust Agreement” shall mean the agreement establishing and delineating the terms and conditions of the Liquidating Trust, substantially in the form attached hereto as Exhibit 1.

1.69         “Liquidating Trust Assets” shall mean all assets of the Debtor, including, without limitation, (i) cash in the Debtor’s Bank Account on the Effective Date, (ii) the Debtor’s Equity Interests in Faith Bloom, (iii) all claims held by the Debtor against Faith Bloom and Faith Bloom’s subsidiaries, including the PRC Subsidiaries, (iv) the Debtor’s interest in the D&O Policies, if transferable, and the proceeds thereof, (v) all Claims and Causes of Action held by the Debtor and (vi) any other assets of the Debtor that are recovered by the Liquidating Trust and the proceeds thereof.

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1.70         “Liquidating Trust Beneficiaries” shall mean the Holders of Claims and Equity Interests under this Plan. Notwithstanding the fact that the Indenture Trustee has filed an Allowed Claim on behalf of the Noteholders, such Noteholders are deemed to be Liquidation Trust Beneficiaries.

1.71         “Liquidating Trust Expense Reserve” shall mean the reserve established pursuant to Article 7.1(b) of the Plan by the Liquidating Trustee to hold funds as are reasonably necessary for the Liquidating Trust to satisfy the expenses of administering the Liquidating Trust, including, without limitation, the winding down and closing of the Chapter 11 Case, the Liquidating Trustee’s reasonable fees and expenses, the Liquidating Trustee’s reasonable professional fees and expenses, the reasonable fees and expenses of the members of the Liquidating Trust Advisory Board, the liquidation of Liquidating Trust Assets, including the expenses associated with the operation of Faith Bloom and the PRC Subsidiaries, the prosecution, negotiation and settlement of any Causes of Action with respect thereto, including litigation in the PRC, and the making of Distributions by the Liquidating Trustee under this Plan.

1.72         “Liquidating Trust Protected Parties” shall mean collectively the Liquidating Trust, the Liquidating Trustee, the Liquidating Trust Advisory Board and each of their members, designees, agents, professionals, employees, employers, managers, partners, actuaries, financial advisors, investment bankers, and attorneys (including but not limited to the Liquidating Trustee Professionals and Liquidating Trustee Non-Professionals).

1.73         “Liquidating Trustee” shall mean any Person appointed as trustee pursuant to the Confirmation Order and Liquidating Trust Agreement, who will be identified in the Plan Supplement and who will be reasonably acceptable to the Debtor and the Committee.

1.74         “Liquidating Trustee Non-Professionals” shall mean any person(s) elected, appointed, engaged, retained or employed as non-professionals (including employees, independent contractors and other agents) by the Liquidating Trustee pursuant to the terms of the Liquidating Trust Agreement.

1.75         “Liquidating Trustee Professionals” shall mean any person(s) elected, appointed, engaged, retained or employed as professionals or advisors by the Liquidating Trustee pursuant to the terms of the Liquidating Trust Agreement.

1.76         “Local Rules” shall mean the Local Rules of Bankruptcy Practice and Procedures of the United States Bankruptcy Court for the District of Nevada.

1.77         “Noteholders” shall mean collectively the 6.0% Noteholders and the 6.5% Noteholders.

1.78         “Noteholders’ Securities Claims” shall mean any Claim asserted by the purchasers of the Notes or the current holders of the Notes that arise from the rescission of a purchase or sale of a security of the Debtor or of an Affiliate of the Debtor, for damages arising from the purchase or sale of such a security, or for reimbursement or contribution Allowed under section 502 of the Bankruptcy Code on account of such Claim.

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 1.79         “Notes” shall mean collectively the 6.0% Notes and the 6.5% Notes.

1.80         “Objection(s)” shall mean any objection, application, motion, complaint or any other legal proceeding seeking, in whole or in part, to disallow, determine, liquidate, classify, reclassify, or establish the priority, expunge, subordinate, or estimate any Claim.

1.81         “Other Priority Claim” shall mean any Claim accorded priority in right of payment under section 507(a) of the Bankruptcy Code, other than a Priority Tax Claim or an Administrative Claim.

1.82         “Person” shall have the meaning ascribed to such term in section 101(41) of the Bankruptcy Code.

1.83         “Petition Date” shall mean August 19, 2011.

1.84         “Plan” shall mean this plan of reorganization under chapter 11 of the Bankruptcy Code, as it may be altered, amended, modified, or supplemented with any Plan Supplement from time to time including in accordance with the Bankruptcy Code or the Bankruptcy Rules.

1.85         “Plan Proponent” shall mean the Debtor.

1.86         “Plan Supplement” shall mean the supplement to the Plan to be Filed as provided for herein.

1.87         “Plan Supplement Filing Date” shall mean the date, which shall be at least fifteen (15) days prior to the Voting Deadline, on which the Plan Supplement shall be Filed with the Bankruptcy Court.

1.88         “PRC” shall mean The People’s Republic of China.

1.89         “PRC Subsidiaries” shall mean Shandong Haize Nanomaterials Co., Ltd., Shandong Bangsheng Chemical Co., Ltd., Shaanxi Haize Nanomaterials Co., Ltd., Zibo Jiaze Nanomaterials Co., Ltd. and Anhui Yuanzhong Nanomaterials Co., Ltd, each of which are (i) direct subsidiaries of Faith Bloom, (ii) indirect subsidiaries of the Debtor and (iii) organized under the laws of the People’s Republic of China.

1.90         “Priority Tax Claim” shall mean a Claim of a Governmental Unit of the kind specified under section 507(a)(8) of the Bankruptcy Code.

1.91         “Professional” or collectively “Professionals,” shall mean a Person or Entity employed in accordance with sections 327, 328, or 1103 of the Bankruptcy Code and entitled to be compensated for services rendered prior to the Effective Date, pursuant to sections 327, 328, 329, 330, or 331 of the Bankruptcy Code, or for which compensation and reimbursement has been allowed by the Bankruptcy Court pursuant to section 503(b)(4) of the Bankruptcy Code, which term expressly excludes any ordinary course professional retained pursuant to the Order Authorizing Debtor to Employ Professionals in the Ordinary Course of Business [Docket No. 198] and any professional not retained on or after the Petition Date.

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1.92         “Professional Fee Bar Date” shall mean the deadline for Filing all applications for Professional Fee Claims, which shall be thirty (30) days after the Effective Date, as set forth in Article 3.1 herein.

1.93         “Professional Fee Claims” shall mean all fees and expenses (including but not limited to, transaction fees and success fees) for services rendered by Professionals in connection with the Chapter 11 Case on or prior to the Effective Date.

1.94         “Pro Rata” shall mean the proportion that an Allowed Claim or Equity Interest in a particular Class bears to the aggregate amount of (a) Allowed Claims and/or Equity Interests in such Class as of the date of determination, plus (b) Disputed Claims and/or Equity Interests in such Class as of the date of determination, in their aggregate face amounts or such other amount: (i) as calculated by the Debtor or the Liquidating Trustee, as applicable, on or before the date of any such Distribution, (ii) as determined by an Order of the Bankruptcy Court estimating such Disputed Claim or Equity Interest, or (iii) as directed by a Final Order of the Bankruptcy Court.

1.95         “Rejection Bar Date” shall mean the deadline by which a counterparty to a rejected Executory Contract of the Debtor must file a proof of Claim for damages resulting from the rejection of such Executory Contract by the Debtor, which date shall be thirty (30) days after the entry of the Confirmation Order.

1.96         “Rejection Claim” shall mean any Claim for amounts due as a result of the rejection by the Debtor of any Executory Contract or under section 365 of the Bankruptcy Code.

1.97         “Released Parties” shall mean (i) the Debtor and its estate, (ii) the Committee and its members, (iii) the Special Committee and its members, as they exist as of the Effective Date, and any financial advisors, attorneys, accountants, consultants or other professionals retained by the Special Committee, (iv) Michael Kang, in his capacity as Chief Restructuring Officer of the Debtor, Paul Forgue, in his capacity as Assistant Chief Restructuring Officer of the Debtor, A&M and any other employees of A&M who served as officers, directors, legal representatives or other capacities to the Debtor or its Affiliates, solely in such capacity, (v) A. Carl Mudd and Sheldon B. Saidman in their capacity as directors of the Debtor, Faith Bloom and the PRC Subsidiaries and any attorneys retained to represent them in their capacity as directors of the Debtor, Faith Bloom or the PRC Subsidiaries, (vi) A. Carl Mudd and Sheldon B. Saidman in their individual capacities and any attorneys retained to represent them in their individual capacities, (vii) any companies retained by Faith Bloom under the Retained Companies Order and (viii) the Professionals retained by the Debtor or the Committee.

1.98         “Reserves” shall mean, collectively, the Disputed Administrative, Priority Tax, Priority Non-Tax and Secured Claims Reserve, the Disputed General Unsecured Claims Reserve, the Disputed Noteholders’ Securities Claim Reserve, the Disputed Shareholders’ Securities Reserve, the Disputed Equity Interest Reserve and the Liquidating Trust Expense Reserve.

1.99         “Retained Companies Order” shall mean the Order Authorizing Debtor To Retain And Pay Certain Companies To Assist In Special Committee’s Investigation And The Debtor’s Safeguarding of Assets entered by the Bankruptcy Court on September 12, 2011 [Docket No. 111].

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1.100      “Schedules” shall mean the schedules of assets and liabilities, schedules of Executory Contracts and statement of financial affairs Filed by the Debtor pursuant to section 521 of the Bankruptcy Code and in substantial accordance with the Official Bankruptcy Forms, as the same may have been amended, modified or supplemented from time to time. [Docket Nos. 141 and 579]

1.101     “SEC” means the United States Securities and Exchange Commission.

1.102     “SEC Proof of Claim” shall mean the proof of claim filed in the Chapter 11 Case on February 15, 2012 by the United States Securities and Exchange Commission, as the same may be later amended, supplement or otherwise modified.

1.103     “Secured Claim” shall mean a Claim that is secured by a valid lien on property in which the Estate has an interest or that is subject to setoff under section 553 of the Bankruptcy Code, to the extent of the value of the Holder of such Claim’s interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to section 506 of the Bankruptcy Code or, in the case of setoff, section 553 of the Bankruptcy Code.

1.104     “Securities Plaintiffs” shall mean all persons who purchased or otherwise acquired the common stock of the Debtor between May 7, 2008 and March 15, 2011, as such period may be amended, and who are represented by the Lead Plaintiffs in the consolidated securities class action entitled In re ShengdaTech, Inc. Securities Litigation, Case No. 11-CV-1918 (TPG).

1.105     “Shareholders’ Securities Claims” shall mean (i) any Claim asserted by the Debtor’s current or former shareholders that arises from the rescission of a purchase or sale of a security of the Debtor or of an Affiliate of the Debtor, for damages arising from the purchase or sale of such a security, or for reimbursement or contribution Allowed under section 502 of the Bankruptcy Code on account of such Claim and (ii) the Claim asserted against the Debtors as evidenced by the SEC Proof of Claim.

1.106     “Solicitation Procedures Order” shall mean the Order (A) Approving the Disclosure Statement, (B) Establishing Procedures for the Solicitation and Tabulation of Votes to Accept or Reject the Chapter 11 Plan of Liquidation (C) Scheduling a Hearing to Consider Confirmation of the Plan of Liquidation, and (D) Establishing Notice and Objection Procedures in Respect Thereof entered by the Bankruptcy Court. [Docket No. 545]

1.107     “Special Committee” shall mean the Special Committee of the Debtor’s Board of Directors comprised of A. Carl Mudd and Sheldon B. Saidman.

1.108     “Tax” or “Taxes” shall mean all income, gross receipts, sales, use, transfer, payroll, employment, franchise, profits, property, excise, or other similar taxes, estimated import duties, fees, stamp taxes, and duties, value added taxes, assessments, or charges of any kind whatsoever (whether payable directly or by withholding), together with any interest and any penalties, additions to tax, or additional amounts imposed by any taxing authority of a Governmental Unit with respect thereto.

1.109     “Unclaimed Distributions” shall mean any undeliverable or unclaimed Distributions.

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1.110     “Unimpaired” shall mean, when used in reference to a Claim or Equity Interest, any Claim or Equity Interest that is not impaired within the meaning of section 1124 of the Bankruptcy Code.

1.111     “U.S. Trustee Fees” shall mean fees payable pursuant to 28 U.S.C. § 1930.

1.112     “Voting Deadline” shall mean August 16, 2012, at 5:00 p.m. (prevailing Pacific time), the date and time by which all ballots to accept or reject the Plan must be received in order to be counted, as set forth by the Solicitation Procedures Order.

Rules of Interpretation

1.113     For purposes of the Plan, except as expressly provided or unless the context otherwise requires, (a) any capitalized term used in the Plan that is not otherwise defined in the Plan shall have the meaning ascribed to it in the Disclosure Statement (or any exhibit hereto or thereto), (b) any capitalized term used in the Plan that is not defined in the Plan or the Disclosure Statement, but is defined in the Bankruptcy Code or the Bankruptcy Rules, shall have the meaning ascribed to that term in the Bankruptcy Code or the Bankruptcy Rules, as applicable, (c) whenever the context requires, each term stated in either the singular or the plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and the neuter, (d) any reference in the Plan to a contract, instrument, release, indenture, or other agreement or document being in a particular form or on particular terms and conditions means that such document shall be substantially in such form or substantially on such terms and conditions, (e) any reference in the Plan to an existing document or exhibit means such document or exhibit as it may be amended, modified, or supplemented from time to time, (f) unless otherwise specified, all references in the Plan to sections, articles, schedules, and exhibits are references to sections, articles, schedules, and exhibits of or to the Plan, (g) the words “herein,” “hereof,” “hereto,” “hereunder,” and other words of similar import refer to the Plan in its entirety rather than to any particular paragraph, subparagraph, or clause contained in the Plan, (h) captions and headings to articles and sections are inserted for convenience of reference only and shall not limit or otherwise affect the provisions hereof or the interpretation of the Plan, and (i) the rules of construction set forth in section 102 of the Bankruptcy Code and in the Bankruptcy Rules shall apply.

Article II
CLASSIFICATION OF CLAIMS AND EQUITY INTERESTS

2.1      Classification. All Claims and Equity Interests, except Administrative Claims and Priority Tax Claims, are placed in the Classes set forth below. In accordance with section 1123(a)(1) of the Bankruptcy Code, Administrative Claims and Priority Tax Claims, as described herein, have not been classified, and the respective treatment of such unclassified Claims is set forth below in Article III of the Plan.

A Claim or Equity Interest is placed in a particular Class only to the extent that the Claim or Equity Interest falls within the description of that Class and is classified in other Classes to the extent that any portion of the Claim or Equity Interest falls within the description of such other Classes. A Claim or Equity Interest is also placed in a particular Class for the purpose of receiving Distributions pursuant to this Plan only to the extent that such Claim or Equity Interest is an Allowed Claim or Allowed Equity Interest in that Class and such Claim or Equity Interest has not been paid, released or otherwise settled prior to the Effective Date.

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Class	Status	Voting Rights
Class 1: Other Priority Claims	Unimpaired	Not entitled to Vote Deemed to accept Plan
Class 2: Secured Claims	Unimpaired	Not entitled to Vote Deemed to accept Plan
Class 3: General Unsecured Claims	Impaired	Entitled to Vote
Class 4: Noteholders’ Securities Claims	Impaired	Entitled to Vote
Class 5: Shareholders’ Securities Claims	Impaired	Entitled to Vote
Class 6: Equity Interests	Impaired	Entitled to Vote

2.2           Unimpaired Classes of Claims

Class 1: Other Priority Claims. Class 1 shall consist of Other Priority Claims against the Debtor. Class 1 Claims are Unimpaired by the Plan and the Holders of Allowed Class 1 Claims are deemed to accept the Plan and, therefore, are not entitled to vote on the Plan.

Class 2: Secured Claims. Class 2 shall consist of the Allowed Secured Claims against the Debtor. Class 2 Claims are Unimpaired by the Plan and the Holders of Class 2 Claims are not entitled to vote on the Plan.

2.3           Impaired Classes of Claims

Class 3: General Unsecured Claims. Class 3 shall consist of all Allowed General Unsecured Claims. Class 3 Claims are Impaired by the Plan and the Holders of Class 3 Claims are entitled to vote on the Plan.

Class 4: Noteholders’ Securities Claims. Class 4 shall consist of all Allowed Noteholders’ Securities Claims against the Debtor. Class 4 Claims are Impaired by the Plan and the Holders of Class 4 Claims are entitled to vote on the Plan.

Class 5: Shareholders’ Securities Claims: Class 5 shall consist of all Allowed Shareholders’ Securities Claims against the Debtor. Class 5 Claims are Impaired by the Plan and the Holders of Class 5 Claims are entitled to vote on the Plan.

2.4           Impaired Classes of Equity Interests

Class 6: Equity Interests. Class 6 shall consist of all Equity Interests. Holders of Class 6 Equity Interests are Impaired and the Holders of Class 6 Equity Interests are entitled to vote on the Plan.

Article III
TREATMENT OF UNCLASSIFIED CLAIMS

3.1           Administrative Claims Within the time period provided in Article VII of this Plan, each Holder of an Allowed Administrative Claim shall receive in full and final satisfaction, settlement, and release of and in exchange for such Allowed Administrative Claim: (a) cash equal to the amount of such Allowed Administrative Claim; or (b) such other treatment as agreed to by the Holder of such Allowed Administrative Claim.

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(a)          Bar Date for Administrative Claims. Holders of Administrative Claims, other than Professional Fee Claims, shall file with the Claims Agent requests for payment, in writing, together with supporting documents, substantially complying with the Bankruptcy Code, the Bankruptcy Rules and the Local Rules, so as to actually be received on or before the Administrative Claim Bar Date. Any such Claim not filed by the Administrative Claim Bar Date shall be deemed waived and the Holder of such Claim shall be forever barred from receiving payment on account thereof. The notice of Confirmation to be delivered pursuant to Bankruptcy Rules 2002(c)(3) and 2002(f) shall set forth the Administrative Claim Bar Date and shall constitute notice of such Bar Date. The Liquidating Trustee shall have thirty (30) days (or such longer period as may be allowed by order of the Bankruptcy Court) following the Administrative Claim Bar Date to review and object to such Administrative Claims.

(b)          Bar Date for Applications for Professional Fees. Professional Fee Claims are Administrative Claims and all applications for allowance and payment of Professional Fee Claims shall be Filed with the Bankruptcy Court on or before the Professional Fee Bar Date. If an application for a Professional Fee Claim is not Filed by the Professional Fee Bar Date, such Professional Fee Claim shall be deemed waived and the Holder of such Claim shall be forever barred from receiving payment on account thereof. The notice of Confirmation to be delivered pursuant to Bankruptcy Rules 2002(c)(3) and 2002(f) shall set forth the Professional Fee Bar Date and shall constitute notice of such Professional Fee Bar Date.

3.2           U.S. Trustee Fees. All fees payable on or before the Effective Date pursuant to section 1930 of Title 28 of the United States Code shall be paid by the Debtor on or before the Effective Date. From and after the Effective Date, the Liquidating Trust shall be liable and shall pay the fees assessed against the Debtor’s Estate until such time as the Chapter 11 Case is closed, dismissed or converted.

3.3           Priority Tax Claims. Each Holder of an Allowed Priority Tax Claim shall receive in full and final satisfaction, settlement, and release of and in exchange for such Allowed Priority Tax Claim cash equal to the amount of such Allowed Priority Tax Claim (i) on the later of the Effective Date or the date on which such Claim becomes Allowed, (ii) over a period not to exceed five (5) years from the Petition Date, together with interest at the rate required by the Bankruptcy Code, or (iii) such other treatment as agreed to by the Holder of such Allowed Priority Tax Claim.

Article IV
TREATMENT OF CLASSIFIED CLAIMS AND EQUITY INTERESTS

Unless the Holder of an Allowed Claim or Allowed Equity Interest and the Debtor or the Liquidating Trustee, as applicable, agree to a different treatment, each Holder of an Allowed Claim or Allowed Equity Interest shall receive the following treatment:

4.1           Class 1: Other Priority Claims. Within the time period provided in Article VII of this Plan, each Holder of an Allowed Class 1 Claim shall receive in full and final satisfaction, settlement, and release of and in exchange for such Allowed Class 1 Claim: (a) cash equal to the amount of such Allowed Class 1 Claim; or (b) such other treatment as agreed to by the Holder of such Allowed Class 1 Claim.

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4.2           Class 2: Secured Claims. Within the time period provided in Article VII of this Plan, each Holder of an Allowed Class 2 Claim shall receive in full and final satisfaction settlement, and release of and in exchange for such Allowed Class 2 Claim: (a) one of the treatments specified in section 1124 of the Bankruptcy Code; or (b) such other treatment as agreed to by the Holder of such Allowed Class 2 Claim.

4.3           Class 3: General Unsecured Claims. Each Holder of an Allowed Class 3 Claim shall receive in full and final satisfaction, settlement, and release of and in exchange for such Allowed Class 3 Claim its Pro Rata share of Liquidating Trust Assets remaining after payment in full in cash of all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, Allowed Secured Claims and any expenses of the Liquidating Trust.

4.4           Class 4: Noteholders’ Securities Claims. Each Holder of an Allowed Class 4 Claim shall receive in full and final satisfaction, settlement, and release of and in exchange for such Allowed Class 4 Claim its Pro Rata share of Liquidating Trust Assets remaining after payment in full in cash and/or other distributable property, as applicable, of all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, Allowed Secured Claims, Allowed General Unsecured Claims and any expenses of the Liquidating Trust, provided, however, that no distributions shall be made on account of any Allowed Class 4 Claim that is duplicative of an Allowed Class 3 Claim.

4.5           Class 5: Shareholders Securities’ Claims. Each Holder of an Allowed Class 5 Claim shall receive in full and final satisfaction, settlement, and release of and in exchange for such Allowed Class 5 Claim its Pro Rata share of Liquidating Trust Assets remaining after payment in full in cash and/or other distributable property, as applicable, of all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, Allowed Secured Claims, Allowed General Unsecured Claims, Allowed Noteholders’ Securities Claims and any expenses of the Liquidating Trust and shall be treated pari passu with Allowed Class 6 Equity Interests.

4.6           Class 6: Equity Interests. Each Holder of an Allowed Class 6 Equity Interest shall receive in full and final satisfaction, settlement, and release of and in exchange for such Allowed Class 6 Equity Interest its Pro Rata share of Liquidating Trust Assets remaining after payment in full in cash and/or other distributable property, as applicable, of all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, Allowed Secured Claims, Allowed General Unsecured Claims, Allowed Noteholders’ Securities Claims and any expenses of the Liquidating Trust and shall be treated pari passu with Allowed Class 5 Claims, provided however, that on the Effective Date, all Class 6 Equity Interests shall be deemed canceled, extinguished and discharged and of no further force or effect and in lieu thereof, such Holders of Class 6 Equity Interests shall receive beneficial interests in the Liquidating Trust, subject to Article 4.8 of the Plan. To the extent the Liquidating Trustee believes there is a reasonable probability that there will be assets available for distribution on account of Allowed Class 6 Equity Interests, the Liquidating Trustee may, in his sole discretion, set a deadline for the filing of proofs of Interest.

4.7           Reservation of Rights Regarding Claims and Equity Interests. Except as otherwise explicitly provided in the Plan, nothing shall affect the Debtor’s rights and defenses, both legal and equitable, with respect to any Claims or Equity Interests, including, but not limited to, all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment.

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4.8           Issuance of Beneficial Interests in Liquidating Trust. On the Effective Date, the Holders of Claims and Interests in Classes 1 through 6 under the Plan will be entitled to beneficial interests in the Liquidating Trust, which entitle them to those distributions set forth in the Plan. Notwithstanding the foregoing or anything herein to the contrary, on the Effective Date, the Liquidating Trust will only issue beneficial interests in the Liquidating Trust to the Holders of Class 1 Claims, Class 2 Claims or Class 3 Claims. Beneficial interests in the Liquidating Trust will be issued to the Holders of Claims in Classes 4, 5 and 6 when the Liquidating Trustee determines, with the approval of the Liquidating Trust Advisory Board, that such Holders of Claims in Classes 4, 5 or 6 are entitled to Distributions from the Liquidating Trust.

Article V
ACCEPTANCE OR REJECTION OF THE PLAN

5.1           Classes Entitled to Vote. Because Claims and Interests in Classes 3, 4, 5 and 6 are Impaired and Holders thereof will receive or retain property or an interest in property under the Plan, Holders of Claims in Classes 3, 4, 5 and 6 shall be entitled to vote to accept or reject the Plan.

5.2           Acceptance by Impaired Classes of Claims and Equity Interests. In accordance with section 1126(c) of the Bankruptcy Code, and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Claims shall have accepted the Plan if the Plan is accepted by the Holders of at least two-thirds (2/3) in dollar amount and more than one-half (1/2) in number of the Allowed Claims in such Class that have timely and properly voted to accept or reject the Plan. In accordance with section 1126(d) of the Bankruptcy Code, and except as provided in section 1126(e) of the Bankruptcy Code, an Impaired Class of Equity Interests shall have accepted the Plan if the Plan is accepted by the Holders of at least two-thirds (2/3) in amount of Allowed Equity Interests in such Class that have timely and properly voted to accept or reject the Plan.

5.3           Presumed Acceptance by Unimpaired Classes. Because Claims in Classes 1 and 2 are Unimpaired pursuant to section 1126(f) of the Bankruptcy Code, Holders of Claims in Classes 1 and 2 are deemed to have accepted the Plan and, therefore, Holders of Claims in Classes 1 and 2 are not entitled to vote to accept or reject the Plan.

5.4           Confirmation Pursuant to Section 1129(b) of the Bankruptcy Code. To the extent that any Impaired Class rejects the Plan or is deemed to have rejected the Plan, the Plan Proponent reserves the right to request Confirmation of the Plan, as it may be modified from time to time, under section 1129(b) of the Bankruptcy Code. The Plan Proponent reserves the right to alter, amend, modify, revoke, or withdraw the Plan, the Plan Supplement or any schedule or exhibit, including to amend or modify it to satisfy the requirements of section 1129(b) of the Bankruptcy Code, if necessary.

5.5           Controversy Concerning Impairment. If a controversy arises as to whether any Claim or Equity Interest is Impaired under the Plan, the Bankruptcy Court shall, after notice and a hearing, determine such controversy on or before the Confirmation Date.

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Article VI
MEANS OF IMPLEMENTING THE PLAN

6.1           Funding of Plan. The Plan will be funded by the cash held by the Debtor as of the Effective Date, and thereafter by the proceeds of the Liquidating Trust Assets. The Liquidating Trustee will have the ability to take out loans, including from Creditors, and to accept investments, including from Creditors, and may agree to repay such Creditors with, inter alia, interest, fees, success fees, bonuses, and/or additional percentage recoveries. The Liquidating Trustee will have the authority to negotiate such arrangements and enter into them with the approval of the majority of the Liquidating Trust Advisory Board. The cash, proceeds of the Liquidating Trust Assets and the proceeds of any loans or other arrangements will be used to fund the Liquidating Trust’s recovery efforts, including (i) funding litigation in the PRC, (ii) funding expenses incurred by Faith Bloom subject to the terms of the intercompany note between the Debtor and Faith Bloom, (iii) funding the operations of the PRC Subsidiaries should the Liquidating Trust ultimately gain control of such subsidiaries, (iv) funding the administration of the Liquidating Trust and Distributions under the Plan and (v) purchasing insurance. The Liquidating Trustee will also have the authority to pledge assets to secure loans or investments, as necessary, to fund the Liquidating Trust’s recovery efforts.

6.2           Liquidating Trust.

(a)          Appointment of the Liquidating Trustee. The appointment of the Liquidating Trustee shall be approved in the Confirmation Order, and such appointment shall be as of the Effective Date.

In accordance with the Liquidating Trust Agreement, the Liquidating Trustee shall serve in such capacity through the earlier of (i) the date that the Liquidating Trust is dissolved in accordance with this Article 6.2 and (ii) the date such Liquidating Trustee resigns, is terminated or is otherwise unable to serve, provided, however, that, in the event that the Liquidating Trustee resigns, is terminated or is unable to serve, then the Court, upon the motion of any party-in-interest, shall approve a successor to serve as the Liquidating Trustee, and such successor Liquidating Trustee shall serve in such capacity until the Liquidating Trust is dissolved.

(b)          Liquidating Trust Advisory Board. As of the Effective Date, the Liquidating Trust Advisory Board shall be appointed to consult with the Liquidating Trustee from time to time on various matters as set forth in the Liquidating Trust Agreement. The initial Liquidating Trust Advisory Board shall be comprised of no less than three (3) members and no more than seven (7) members each of whom shall be appointed by the Committee. The initial members of the Liquidating Trust Advisory Board shall be designated in the Plan Supplement. In the event that a member of the Liquidating Trust Advisory Board resigns, the remaining members of the Liquidating Trust Advisory Board shall appoint a new member and if no members of the Liquidating Trust Advisory Board remain, the Liquidating Trustee shall appoint new members to the Liquidating Trust Advisory Board. The Liquidating Trust Advisory Board shall have the rights and powers set forth in the Liquidating Trust Agreement. In the event the Liquidating Trust Advisory Board is not formed and continuing to exist under the Liquidating Trust Agreement, all references therein to required approval or action of such Liquidating Trust Advisory Board shall be of no force and effect. In performance of their duties under the Liquidating Trust Agreement, members of the Liquidating Trust Advisory Board shall be entitled to receive reasonable compensation in connection with his or her duties, payable quarterly, without further order of the Bankruptcy Court, in a reasonable amount that the Liquidating Trust Advisory Board may deem appropriate, plus reimbursement of reasonable out-of-pocket expenses, which expenses shall be subject to the Liquidating Trustee’s review. Such compensation and expenses shall be paid from the Liquidating Trust Expense Reserve.

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(c)          Establishment of a Liquidating Trust. On the Effective Date, the Debtor and the Liquidating Trustee shall execute the Liquidating Trust Agreement and shall have established the Liquidating Trust pursuant to this Plan. In the event of any conflict between the terms of this Article 6.2 and the terms of the Liquidating Trust Agreement, the terms of the Liquidating Trust Agreement shall control.

(d)          Liquidating Trust Assets. Notwithstanding any prohibition of assignability under applicable non-bankruptcy law, on the Effective Date and periodically thereafter if additional Liquidating Trust Assets become available, the Debtor shall be deemed to have automatically transferred to the Liquidating Trust all of its right, title, and interest in and to all of the Liquidating Trust Assets, and in accordance with section 1141 of the Bankruptcy Code, all such assets shall automatically vest in the Liquidating Trust free and clear of all Claims and liens, subject only to the Allowed Claims or Allowed Equity Interests of the Liquidating Trust Beneficiaries as set forth in the Plan and the expenses of the Liquidating Trust as set forth herein and in the Liquidating Trust Agreement. Thereupon, the Debtor shall have no interest in or with respect to the Liquidating Trust Assets or the Liquidating Trust.

In connection with any Causes of Action that are included in the Liquidating Trust Assets, any attorney-client privilege, work-product privilege, or other privilege or immunity attaching to any documents or communications thereto (whether written or oral) shall also exist for the benefit of the Liquidating Trust and shall vest in the Liquidating Trustee and its representatives, and shall also be preserved for and as to the Debtor. The Liquidating Trustee is authorized to take all necessary actions to benefit from such privileges and the Debtor’s Professionals shall reasonably cooperate with the Liquidating Trustee in producing any documents subject to any such privilege.

(e)          Treatment of Liquidating Trust for Federal Income Tax Purposes; No Successor-in-Interest. The Liquidating Trust shall be established for the primary purpose of liquidating its assets, in accordance with Treas. Reg. § 301.7701-4(d), with no objective to continue or engage in the conduct of a trade or business, except to the extent reasonably necessary to, and consistent with, the liquidating purpose of the Liquidating Trust. Accordingly, the Liquidating Trustee shall, in an expeditious but orderly manner, liquidate and convert to cash the Liquidating Trust Assets, including the Causes of Action, make timely distributions to the Liquidating Trust Beneficiaries and not unduly prolong its duration. The Liquidating Trust shall not be deemed a successor-in-interest of the Debtor for any purpose other than as specifically set forth herein or in the Liquidating Trust Agreement.

The Liquidating Trust is intended to qualify as a “grantor trust” for federal income tax purposes with the Liquidating Trust Beneficiaries treated as grantors and owners of the Liquidating Trust. For all federal income tax purposes, all parties (including, without limitation, the Debtor, the Liquidating Trustee, and the Liquidating Trust Beneficiaries) shall treat the transfer of the Liquidating Trust Assets by the Debtor to the Liquidating Trust, as set forth in the Liquidating Trust Agreement, as a transfer of such assets by the Debtor to the Holders of Allowed Claims or Allowed Equity Interests of Liquidating Trust Beneficiaries entitled to distributions from the Liquidating Trust Assets, followed by a transfer by such Holders to the Liquidating Trust. Thus, the Liquidating Trust Beneficiaries shall be treated as the grantors and owners of a grantor trust for federal income tax purposes.

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As soon as reasonably practicable after the Effective Date, the Liquidating Trustee (to the extent that the Liquidating Trustee deems it necessary or appropriate in his or her sole discretion) shall value the Liquidating Trust Assets based on the good faith determination of the value of such Liquidating Trust Assets. The valuation shall be used consistently by all parties (including the Debtor, the Liquidating Trustee, and the Liquidating Trust Beneficiaries) for all federal income tax purposes. The Bankruptcy Court shall resolve any dispute regarding the valuation of the Liquidating Trust Assets.

The right and power of the Liquidating Trustee to invest the Liquidating Trust Assets transferred to the Liquidating Trust, the proceeds thereof, or any income earned by the Liquidating Trust, shall be limited to the right and power to invest such Liquidating Trust Assets (pending distributions in accordance with the Plan) as set forth herein and in the Liquidating Trust Agreement; provided, however, the Liquidating Trust’s right and power to make such investments shall be limited to the power to invest in demand and time deposits in banks or savings institutions, or temporary investments such as short term certificates of deposit or Treasury bills or other investments that a “liquidating trust” within the meaning of Treasury Regulation Section 301.7701-4(d) may be permitted to hold, pursuant to the Treasury Regulations or any modification in the IRS guidelines.

(f)          Responsibilities of Liquidating Trustee; Litigation. The responsibilities of the Liquidating Trustee shall include, but shall not be limited to, and shall be subject to approval by the Liquidating Trust Advisory Board as necessary:

1.          selling or liquidating the Liquidating Trust Assets, subject to Article 6.3;

2.          making Distributions as contemplated herein;

3.          conducting an analysis of Administrative Claims, Priority Tax Claims, Other Priority Claims, Secured Claims, General Unsecured Claims, Noteholders’ Securities Claims, Shareholders’ Securities Claims and Equity Interests, and prosecuting objections thereto or settling or otherwise compromising such Claims if necessary and appropriate;

4.          entering into loans, including from Creditors, and accepting investments, including from Creditors, to fund recovery of property of the Estate;

5.          funding (i) Faith Bloom in furtherance of the efforts of Faith Bloom in the PRC to gain control of the PRC Subsidiaries and (ii) the PRC Subsidiaries once Faith Bloom gains control thereof;

6.          pledging the assets of the Debtor, Faith Bloom and/or the PRC Subsidiaries to secure loans or back guaranty obligations in connection with the ongoing litigation in the PRC;

7.          purchasing insurance policies;

8.          negotiating buybacks, settlements, liquidations, compromises or other resolutions of the D&O Policies, the proceeds of which may become Liquidating Trust Assets, subject to Article 6.3;

9.          filing appropriate tax returns in the exercise of his fiduciary obligations;

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10.         retaining such professionals as are necessary and appropriate in furtherance of his fiduciary obligations;

11.         taking such actions as are necessary to pursue, prosecute, resolve or compromise, as appropriate, all Causes of Action;

12.         taking such actions as are necessary to winddown the Debtor, including, without limitation, filing tax returns and taking any actions necessary to dissolve the Debtor under Nevada law; and

13.         taking such actions as are necessary and reasonable to carry out the purposes of the Liquidating Trust.

(g)          Expenses of Liquidating Trustee. Fees and expenses incurred by the Liquidating Trustee, including fees and expenses of the Liquidating Trustee’s professionals, shall be paid from the Liquidating Trust Expense Reserve in accordance with Article VII below.

(h)          Bonding of Liquidating Trustee. The Liquidating Trustee shall not be obligated to obtain a bond but may do so, in his sole discretion, in which case the expense incurred by such bonding shall be paid by the Liquidating Trust.

(i)          Fiduciary Duties of the Liquidating Trustee. Pursuant to this Plan and the Liquidating Trust Agreement, the Liquidating Trustee shall act in a fiduciary capacity on behalf of the interests of all Holders of Claims and Equity Interests that will receive Distributions pursuant to the terms of this Plan.

(j)          Dissolution of the Liquidating Trust.

The Liquidating Trust shall be dissolved as soon as practicable, but in no event later than the third (3rd) anniversary of the Effective Date; provided however, that, on or prior to the date three (3) months prior to such termination, the Bankruptcy Court, upon motion by a party-in interest, may extend the term of the Liquidating Trust for a finite period, if such an extension is necessary to liquidate the Liquidating Trust Assets. Notwithstanding the foregoing, multiple extensions can be obtained so long as Bankruptcy Court approval is obtained at least three (3) months prior to the expiration of each extended term; provided, however, that the Liquidating Trustee receives an opinion of counsel or a favorable ruling from the Internal Revenue Service that any further extension would not adversely affect the status of the Liquidating Trust as a grantor trust for federal income tax purposes.

After (a) the final Distribution of the Reserves and the balance of the assets or proceeds of the Liquidating Trust pursuant to this Plan, and (b) the Filing by or on behalf of the Liquidating Trust of a certification of dissolution with the Bankruptcy Court, the Liquidating Trust shall be deemed dissolved for all purposes without the necessity for any other or further actions.

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(k)          Liability, Indemnification of the Liquidating Trust Protected Parties. The Liquidating Trust Protected Parties shall not be liable for any act or omission of any other member, designee, agent, or representative of such Liquidating Trust Protected Parties, nor shall such Liquidating Trust Protected Parties be liable for any act or omission taken or not taken in their capacity as Liquidating Trust Protected Parties other than for specific acts or omissions resulting primarily and directly from such Liquidating Trust Protected Parties’ willful misconduct, gross negligence or fraud to the extent it is found in a final judgment by a court of competent jurisdiction (not subject to further appeal). The Liquidating Trustee may, in connection with the performance of his functions, and in his sole and absolute discretion, consult with his attorneys, accountants, financial advisors and agents, and shall not be liable for any act taken, omitted to be taken, or suffered to be done in accordance with advice or opinions rendered by such entities, regardless of whether such advice or opinions are provided in writing. Notwithstanding such authority, the Liquidating Trustee shall not be under any obligation to consult with his attorneys, accountants, financial advisors, and agents, and his determination not to do so shall not result in the imposition of liability on the Liquidating Trustee or the Liquidating Trust Protected Parties, unless such determination is based on willful misconduct, gross negligence, or fraud. The Liquidating Trust shall indemnify and hold harmless the Liquidating Trust Protected Parties from and against and in respect of all liabilities, losses, damages, claims, costs, and expenses (including, without limitation, reasonable attorney’s fees, disbursements, and related expenses, including employees of A&M at their then currently hourly billing rates), which such Liquidating Trust Protected Parties may incur or to which such Liquidating Trust Protected Parties may become subject to in connection with any action, suit, proceeding, or investigation brought by or threatened against such Liquidating Trust Protected Parties arising out of or due to their acts or omissions or consequences of such acts or omissions, with respect to the implementation or administration of the Liquidating Trust or the Plan or the discharge of their duties hereunder; provided, however, that no such indemnification will be made to such Liquidating Trust Protected Parties for actions or omissions as a result of their willful misconduct, gross negligence, or fraud.

(l)          Full and Final Satisfaction against Liquidating Trust. On and after the Effective Date, the Liquidating Trust shall have no liability on account of any Claims or Equity Interests except as set forth in the Plan and in the Liquidating Trust Agreement. All payments and all Distributions made by the Liquidating Trustee under the Plan shall be in full and final satisfaction, settlement, and release of and in exchange for all Claims or Equity Interests against the Liquidating Trust.

6.3           Resolution of D&O Policies. Notwithstanding the ability of the Liquidating Trustee to negotiate the buyback, settlement, liquidation, compromise or other resolution of any D&O Policies set forth in Article 6.2(f)(8), in order for the Liquidating Trust to buyback, settle, liquidate, compromise or otherwise resolve the D&O Policies, the Liquidating Trust must have the written consent of A. Carl Mudd and Sheldon B. Saidman, which shall not be unreasonably withheld, as to any buyback, settlement, liquidation, compromise or other resolution of the D&O Policies or must be authorized to buyback, settle, liquidate, compromise or otherwise resolve the D&O Policies pursuant to a court order which shall provide for the use of such funds received from the buyback, settlement, liquidation, compromise or other resolution of the D&O Policies. Further, the Liquidating Trust shall provide seven (7) days’ notice of any proposed buyback, settlement, liquidation, compromise or other resolution of the D&O Policies to counsel to the Lead Plaintiffs. To the extent the Lead Plaintiffs have an objection to such buyback, settlement, liquidation, compromise or other resolution of the D&O Policies, the Lead Plaintiffs will be given an opportunity to be heard by the Bankruptcy Court with respect to such objection.

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6.4           Cancellation of Instruments and Stock. On the Effective Date, all instruments evidencing or creating any indebtedness or obligation of the Debtor, except such instruments that are authorized or issued under this Plan, shall be canceled and extinguished. Additionally, as of the Effective Date, all Equity Interests, and any and all warrants, options, or rights with respect to Equity Interests that have been issued, could be issued, or that have been authorized to be issued but that have not been issued, shall be deemed canceled and extinguished without any further action of any party. The Holders of or parties to the canceled notes, share certificates and other agreements and instruments shall have no rights arising from or relating to such notes, share certificates and other agreements and instruments or the cancellation thereof, except the rights provided pursuant to this Plan; provided, however, that notwithstanding the provisions of the Plan or the occurrence of the Effective Date, the provisions of the Indentures shall continue in effect to allow the Indenture Trustee to (i) implement and assist the Liquidating Trustee with respect to making Distributions under the Plan and (ii) preserve its charging lien against such Distributions. Notwithstanding the foregoing, it is the intention of the Liquidating Trustee to make Distributions directly to Noteholders, in accordance with Article VII hereof and not to the Indenture Trustee.

6.5           Operating Reports. Prior to the Effective Date, the Debtor shall timely File all reports, including without limitation, monthly operating reports required by the Bankruptcy Court, Bankruptcy Code, Bankruptcy Rules, or the Office of the United States Trustee. On or after the Effective Date and until entry of an order closing or converting the Chapter 11 Case, the Liquidating Trustee shall timely File quarterly reports with the Office of the United States Trustee. Unless otherwise specified in the Plan, the Liquidating Trustee and Liquidating Trust shall have no other reporting obligations on or after the Effective Date.

6.6           Post-Confirmation Professional Fees and Expenses. Professionals that perform post-Effective Date services for the Liquidating Trustee shall provide monthly invoices to the Liquidating Trustee describing the services rendered, and the fees and expenses incurred in connection therewith, on or before the thirtieth (30th) day following the end of the calendar month during which such services were performed. Such post-Effective Date professionals of the Liquidating Trustee who timely tender such invoices shall be paid by the Liquidating Trustee for such services, subject to Article VII herein, not less than ten (10) days after the submission to the Liquidating Trustee by such professionals of said monthly invoices, unless, within such ten (10) day period, a written objection to such payment is made by the Liquidating Trustee. To the extent a written objection to such professional’s monthly invoice cannot be resolved by the professional and the Liquidating Trustee, payment of such invoice shall be made only upon Final Order of the Bankruptcy Court.

6.7           Disposition of Books and Records. After the Effective Date, the Debtor shall transfer all of the Debtor’s books and records in its possession, if any, relating to the conduct of the Debtor’s business prior to the Effective Date to the Liquidating Trustee. The Liquidating Trustee shall have the right to request transfer of any of the Debtor’s books and records held by third parties, which request shall be reasonable. The Liquidating Trustee shall compensate such third parties for the costs associated with responding to such requests. From and after the Effective Date, the Liquidating Trustee shall continue to preserve and maintain all documents and electronic data transferred to the Liquidating Trustee by the Debtor and the Liquidating Trustee shall not destroy or otherwise abandon any such documents and records (in electronic or paper format) absent further order of the Court after a hearing upon thirty (30) days notice to parties-in-interest, including the Independent Directors and the Lead Plaintiffs. The Independent Directors shall be given access to the Debtor’s books and records, upon reasonable request to the Liquidating Trustee.

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Notwithstanding the foregoing, no less than sixty (60) days prior to the dissolution of the Liquidating Trust, any and all of the Debtor’s books and records, in electronic or paper format, in the custody, control or possession of the Liquidating Trust or Liquidating Trustee, shall be made available to parties in interest, including the Independent Directors and the Lead Plaintiffs, for inspection, review and/or copying at the sole cost and expense of such parties in interest. To the extent the Debtor or the Liquidating Trustee asserts a privilege with respect to a document subject to the foregoing, such documents shall be preserved or maintained until the privilege issue is resolved by the parties or by order of a court of competent jurisdiction.

6.8           Corporate Action. On the Effective Date, all matters expressly provided for under this Plan that would otherwise require approval of the shareholders or directors of the Debtor, including but not limited to, the dissolution or merger of the Debtor, shall be deemed to have occurred and shall be in effect upon the Effective Date pursuant to the applicable general corporation law of the state of Nevada without any requirement of action by the shareholders or directors of the Debtor.

6.9           Dissolution of Debtor. Upon the Effective Date, (i) the Debtor’s officers and directors shall be deemed to have resigned from such positions, (ii) Faith Bloom’s directors shall be deemed to have resigned from such positions and (iii) A. Carl Mudd and Sheldon B. Saidman shall be deemed to have resigned from any and all positions held with the Debtor, Faith Bloom and the PRC Subsidiaries, including their positions as members of the Boards of the Debtor and Faith Bloom, Independent Directors, members of the Special Committee, and representatives authorized to act on behalf of the Debtor pursuant to Section 78.622 of the Nevada Corporation Act; provided, however, that they shall not be entitled to any severance payments in connection with such resignations. Following the Effective Date, the Liquidating Trustee, in his discretion, may dissolve the Debtor. To the extent the Debtor is not dissolved on the Effective Date, the Liquidating Trustee shall serve as the sole director and officer of the Debtor after the Effective Date. The Liquidating Trustee shall also serve as the sole director of Faith Bloom and shall have the right, in his sole discretion, to appoint replacements for any positions previously held by Messrs. Mudd and Saidman with any of the Debtor, Faith Bloom or the PRC Subsidiaries.

Article VII
PROVISIONS GOVERNING DISTRIBUTIONS

7.1           Establishment of Reserves.

(a)          On the Effective Date and prior to making any Distributions, the Liquidating Trustee shall establish the Disputed Administrative, Priority Tax, Priority Non-Tax, and Secured Claims Reserve and shall transfer thereto the amount of cash as deemed necessary by the Liquidating Trustee to fund the Disputed Administrative, Priority Tax, Priority Non-Tax, and Secured Claims Reserve in accordance with the provisions of the Plan.

(b)          On the Effective Date and prior to making any Distributions, the Liquidating Trustee shall establish the Liquidating Trust Expense Reserve, and shall transfer thereto the amount of cash as deemed necessary by the Liquidating Trustee to fund the expenses of the Liquidating Trust in accordance with the provisions of the Plan.

(c)          As soon as reasonably practicable, but prior to making any Distribution to Holders of General Unsecured Claims, the Liquidating Trustee shall establish the Disputed General Unsecured Claims Reserve and shall reserve thereto the amount of cash as deemed necessary by the Liquidating Trustee to fund the Disputed General Unsecured Claims Reserve in accordance with the provisions of the Plan.

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(d)          If and when appropriate, and in all events prior to making any Distribution to Holders of Noteholders’ Securities Claims, the Liquidating Trustee shall establish the Disputed Noteholders’ Securities Claims Reserve and shall reserve thereto the amount of cash as deemed necessary by the Liquidating Trustee to fund the Disputed Noteholders’ Securities Claims Reserve in accordance with the provisions of the Plan.

(e)          If and when appropriate, and in all events prior to making any Distribution to Holders of Shareholders’ Securities Claims, the Liquidating Trustee shall establish a reserve to fund the Disputed Shareholders’ Securities Claims in accordance with the provisions of the Plan.

(f)          If and when appropriate, and in all events prior to making any Distribution to Holders of Equity Interests, the Liquidating Trustee shall establish a reserve to fund the Disputed Equity Interests in accordance with the provisions of the Plan.

7.2           Funding of Reserves.

(a)          With respect to the Disputed Administrative, Priority Tax, Priority Non-Tax and Secured Claims Reserve, the Disputed General Unsecured Claims Reserve and the Disputed Noteholders’ Securities Claims Reserve, the amount of cash deposited into each of the foregoing reserves shall be equal to the percentage of cash or other distributable property that Holders of Disputed Claims in each reserve would be entitled under this Plan if such Disputed Claims were Allowed Claims in the amount of such Disputed Claim or such lesser amount as authorized in Article 7.2(c) of the Plan. To the extent that the Liquidating Trustee determines, in his discretion, to establish one or more reserves for Shareholders’ Securities Claims or Equity Interests, such reserves would be similarly funded.

(b)          With respect to the Liquidating Trust Expense Reserve, the amount of cash deposited into such reserve shall be equal to the amount of cash necessary to fund the expenses expected to be incurred by the Liquidating Trust as determined, in the Liquidating Trustee’s discretion with the approval of the Liquidating Trust Advisory Board.

(c)          For the purposes of effectuating the provisions of this Article and the Distributions to Holders of Allowed Claims, the Liquidating Trustee may, at any time and regardless of whether an objection to a Disputed Claim has been brought, request that the Bankruptcy Court estimate, set, fix, or liquidate the amount of such Disputed Claims pursuant to section 502(c) of the Bankruptcy Code, in which event the amounts so estimated, fixed, or liquidated shall be deemed the Allowed amounts of such Claims for purposes of Distribution under this Plan and establishment of the necessary Reserve. In lieu of estimating, fixing or liquidating the amount of any Disputed Claims or Disputed Equity Interests, the Bankruptcy Court may determine the amount to be reserved for such Disputed Claims or Disputed Equity Interests (singularly or in the aggregate), or such amount may be fixed by an agreement in writing by and between the Liquidating Trustee and the Holder of such Disputed Claims or Disputed Equity Interests. The amount at which a Disputed Claim or Disputed Equity Interest is fixed based upon an estimation or reserve established by the Bankruptcy Court under this Article 7.2(c) shall be the cap on the amount the Holder of such Claim or Equity Interest may recover on account of such Claim or Equity Interest under this Plan.

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(d)          Notwithstanding the foregoing, nothing in this Plan or the Confirmation Order, or any related document, agreement, instrument or order shall prohibit the Liquidating Trustee from using Liquidating Trust Assets and other reserve amounts to fund Liquidating Trust Expense Reserve.

7.3           Disbursing Agent. The Debtor shall be the Disbursing Agent on the Effective Date and thereafter the Liquidating Trustee shall be the Disbursing Agent. In his discretion, the Liquidating Trustee may employ or contract with other Persons or Entities to assist in or make the Distributions required by this Plan.

7.4           Distributions by Liquidating Trustee. In accordance with the terms of this Plan, the Liquidating Trustee shall, if necessary in his judgment, make periodic and final distributions of the proceeds of the Liquidating Trust Assets in accordance with the terms of this Plan. The Liquidating Trustee may withhold from amounts distributable to any Person any and all amounts, determined in the Liquidating Trustee’s reasonable sole discretion, to be required by any law, regulation, rule, ruling, directive or other governmental requirement.

The Liquidating Trustee intends to make Distributions directly to Noteholders and Shareholders holding Allowed Claims and Equity Interests, as applicable. Prior to making any such Distributions, the applicable Noteholders and/or Shareholders may receive notice of such Distributions and requests for information from such Noteholders and/or Shareholders, and the Liquidating Trustee may condition any Distribution to any Noteholder or Shareholder upon receipt of such information.

In addition, the Liquidating Trustee shall require any Liquidating Trust Beneficiary or other distributee to furnish to the Liquidating Trustee in writing an Employer Identification Number or Taxpayer Identification Number as assigned by the IRS, and the Liquidating Trustee may condition any Distribution to any Liquidating Trust Beneficiary or other distributee upon receipt of such identification number.

7.5           Distributions on Account of Allowed Shareholders’ Securities Claims and Allowed Equity Interests. Pursuant to section 510(b) of the Bankruptcy Code, a Holder of an Allowed Shareholders’ Securities Claim and/or an Allowed Equity Interest shall not receive any Distribution under the Plan unless and until all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, Allowed Secured Claims, Allowed General Unsecured Claims and Allowed Noteholders’ Securities Claims have been satisfied in full.

7.6           Timing of Distributions.

(a)          The Debtor, or the Liquidating Trustee as applicable, shall pay each Allowed Administrative Claim, Allowed Priority Tax Claim, Allowed Other Priority Claim, and Allowed Secured Claim on or as soon as practicable after the later of:

1.          the Effective Date of this Plan,

2.          the date on which such Claim becomes an Allowed Claim by Final Order,

3.          the date on which, in the ordinary course of business, such Allowed Claim becomes due, or

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4.          such other date as may be agreed upon by the Debtor or the Liquidating Trustee, as applicable, and the Holder of such Allowed Claim.

(b)          As soon as reasonably practicable after the payment in full of all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, and Allowed Secured Claims, the Liquidating Trustee shall make an initial Distribution of the available cash and other distributable property component of the Liquidating Trust Assets in accordance with the provisions of this Plan and the Confirmation Order, to the extent practicable in the sole discretion of the Liquidating Trustee, to the Holders of Allowed General Unsecured Claims. The Liquidating Trustee shall make periodic Distributions thereafter to Holders of Allowed General Unsecured Claims, as appropriate, in his discretion.

(c)          As soon as reasonably practicable after the payment in full of all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, Allowed Secured Claims, and Allowed General Unsecured Claims and in accordance with the terms of Article 7.4, the Liquidating Trustee shall make an initial Distribution of the available cash or other distributable property component of the Liquidating Trust Assets in accordance with the provisions of this Plan and the Confirmation Order, to the extent practicable in the discretion of the Liquidating Trustee, with the approval of the Liquidating Trust Advisory Board, to the Holders of Allowed Noteholders’ Securities Claims. The Liquidating Trustee shall make periodic Distributions thereafter to Holders of Allowed Noteholders’ Securities Claims, as appropriate, in his discretion.

(d)          In accordance with Articles 7.4 and 7.5, after all Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims, Allowed Secured Claims, Allowed General Unsecured Claims and all Allowed Noteholders’ Securities Claims have been satisfied, the Liquidating Trustee shall make periodic distributions of then available cash or other distributable property to Holders of Allowed Shareholders’ Securities Claims and Allowed Equity Interests.

(e)          Any cash remaining in the applicable Reserves after all Disputed Administrative Claims, Disputed Priority Tax Claims, Disputed Other Priority Claims, Disputed Secured Claims, Disputed General Unsecured Claims, Disputed Noteholders’ Securities Claims, Disputed Shareholders’ Securities Claims and Disputed Equity Interests have been resolved, and paid, as appropriate, and the costs and expenses of the Liquidating Trust have been fully paid, shall be available for Distributions in accordance with the Plan.

(f)          Once all Disputed Administrative Claims, Disputed Priority Tax Claims, Disputed Other Priority Claims and Disputed Secured Claims have been resolved, the Disputed Administrative, Priority Tax, Priority Non-Tax and Secured Claims Reserve shall be dissolved. Once the Disputed General Unsecured Claims have been resolved, the Disputed General Unsecured Claims Reserve shall be dissolved. Once the Disputed Noteholders’ Securities Claims have been resolved, the Disputed Noteholders’ Securities Claims Reserve shall be dissolved. To the extent that reserves are established for Disputed Shareholders’ Securities Claims and Disputed Equity Interests, once all Disputed Shareholders’ Securities Claims and Disputed Equity Interests are resolved, such reserves shall be dissolved. Once all costs and expenses of the Liquidating Trust have been paid in full in cash and the Liquidating Trust has been dissolved, the Liquidating Trust Expense Reserve shall be dissolved. No further action or order shall be necessary for such dissolution to be effective.

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7.7           Distributions Upon Allowance of Disputed Claims and Disputed Equity Interests. The Holder of a Disputed Claim or a Disputed Equity Interest that becomes an Allowed Claim or an Allowed Equity Interest subsequent to the Effective Date shall receive a Distribution from the Liquidating Trust, if applicable, as soon as reasonably practicable following the date on which such Disputed Claim or Disputed Equity Interest becomes an Allowed Claim or an Allowed Equity Interest pursuant to a Final Order or by agreement of the parties in accordance with Article VII of the Plan. Such Distributions shall be made in accordance with the Plan based upon the Distributions that would have been made to such Holder under the Plan if the Disputed Claim had been an Allowed Claim or an Allowed Equity Interest on or prior to the Effective Date. No Holder of a Disputed Claim or a Disputed Equity Interest shall have any Claim against the Liquidating Trustee, the Liquidating Trust, the Debtor or the Estate with respect to such Disputed Claim or Disputed Equity Interest until such Disputed Claim or Disputed Equity Interest becomes an Allowed Claim or an Allowed Equity Interest, and no Holder of a Disputed Claim or a Disputed Equity Interest shall have any right to interest, dividends or other Distributions on such Disputed Claim or Disputed Equity Interest except as provided in the Plan.

7.8           Undeliverable and Unclaimed Distributions.

(a)          Holding Undeliverable and Unclaimed Distributions. If the Distribution to any Holder of an Allowed Claim or Allowed Equity Interest is returned to the Liquidating Trustee as undeliverable or is otherwise unclaimed, no additional Distributions shall be made to such Holder unless and until the Liquidating Trustee is notified in writing of such Holder’s then-current address. Nothing contained in this Plan shall require the Debtor or the Liquidating Trustee to attempt to locate any Holder of an Allowed Claim or an Allowed Equity Interest.

(b)          After Distributions Become Deliverable. The Liquidating Trustee shall make all Distributions that have become deliverable or have been claimed on and after the Distribution Date as soon as reasonably practicable after such Distribution has become deliverable or has been claimed.

(c)          Failure to Claim Unclaimed/Undeliverable Distributions. Any Holder of an Allowed Claim or Allowed Equity Interest that does not assert a Claim pursuant to this Plan for an undeliverable or unclaimed Distribution (including uncashed checks) within six (6) months after the Distribution Date shall be deemed to have forfeited its right to such undeliverable or unclaimed Distribution and any subsequent Distribution on account of its Allowed Claim or Allowed Equity Interest and shall be forever barred and enjoined from asserting any such claim for an undeliverable or unclaimed Distribution or any subsequent Distribution on account of its Allowed Claim or Allowed Equity Interest against the Debtor, its Estate, the Liquidating Trust or their property. In such cases, Unclaimed Distributions shall be paid to Holders of Allowed Claims and/or Allowed Equity Interests on a Pro Rata basis according to the parameters set forth in Article IV above within the time periods provided in Article VII of this Plan, free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary.

(d)          Charitable Contribution.

(e)           If there are any residual Unclaimed Distributions or De Minimis Distributions at the time of the dissolution of the Liquidating Trust, such residual Unclaimed Distributions and De Minimis Distributions shall be donated to a charitable organization, as selected by the Liquidating Trustee with the approval of the Liquidating Trust Advisory Board, free of any restrictions thereon and notwithstanding any federal or state escheat laws to the contrary.

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7.9           Interest. Unless otherwise specifically provided for in this Plan, the Confirmation Order, or required by applicable bankruptcy law, post-petition interest shall not accrue or be paid on any Claims, and no Holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim; provided, however, that Holders of Claims shall be entitled to reasonable interest as applicable under the agreement underlying such Claims before Holders of Noteholders’ Securities Claims, Shareholders’ Securities Claims and Equity Interests may receive a Distribution. The reasonableness of the rate of interest shall be determined by the Liquidating Trustee in consultation with the Liquidating Trust Advisory Board, or by the Bankruptcy Court pursuant to an order.

7.10         No Distribution in Excess of Allowed Amount of Claim. Notwithstanding anything to the contrary herein, no Holder of an Allowed Claim will receive, in respect of such Claim, Distributions under this Plan in excess of the Allowed amount of such Claim.

7.11         Means of Cash Payment. Cash payments made pursuant to this Plan shall be in U.S. funds, by the means, including by check or wire transfer, determined by the Disbursing Agent, unless otherwise determined or agreed to by the Disbursing Agent.

7.12         Delivery of Distribution. Except as otherwise set forth in this Plan, Distributions to Holders of Allowed Claims and Allowed Equity Interests shall be made (a) at the addresses set forth on the proofs of Claim Filed by such Holders (or at the last known addresses of such Holders if no proof of Claim is Filed or if the Disbursing Agent has been notified of a change of address), (b) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agent, or (c) if no proof of Claim has been Filed and the Disbursing Agent has not received a written notice of a change of address, at the addresses reflected in the Schedules, if any.

7.13         Record Date for Distributions. The Disbursing Agent will have no obligation to recognize the transfer of, or the sale of any participation in, any Allowed Claim or Allowed Equity Interest that occurs after the close of business on the Distribution Record Date, and will be entitled for all purposes herein to recognize and distribute only to those Holders of Allowed Claims or Allowed Equity Interests that are Holders of such Claims, or participants therein, as of the close of business on the Distribution Record Date. The Disbursing Agent shall instead be entitled to recognize and deal for all purposes under this Plan with only those record holders stated on the official claims register as of the close of business on the Distribution Record Date.

7.14         No Distributions Pending Allowance. Notwithstanding any other provision of this Plan, no payments or Distributions by the Disbursing Agent shall be made with respect to all or any portion of a Disputed Claim or Disputed Equity Interest unless and until all Objections to such Disputed Claim or Disputed Equity Interest have been settled or withdrawn by agreement of the parties or have been determined by Final Order, and the Disputed Claim or Disputed Equity Interest has become an Allowed Claim or an Allowed Equity Interest; provided however, that the Debtor or the Liquidating Trustee, may in their discretion, pay any undisputed portion of a Disputed Claim or Disputed Equity Interest.

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7.15         Withholding and Reporting Requirements. In connection with this Plan and all Distributions hereunder, the Disbursing Agent shall, to the extent applicable, comply with all tax withholding and reporting requirements imposed by any federal, state, local, or foreign taxing authority, and all Distributions hereunder shall be subject to any such withholding and reporting requirements. The Disbursing Agent shall be authorized to take any and all actions that may be reasonably necessary or appropriate to comply with such withholding and reporting requirements. Each Holder of an Allowed Claim or Allowed Equity Interest shall be required to provide any information necessary to effect information reporting and the withholding of such taxes. Notwithstanding any other provision of this Plan, each Holder of an Allowed Claim or an Allowed Equity Interest that is to receive a Distribution pursuant to this Plan shall have sole and exclusive responsibility for the satisfaction and payment of any tax obligations imposed by any Governmental Unit, including income, withholding and other tax obligations, on account of such Distribution.

7.16         Setoffs. The Debtor or the Liquidating Trustee, as applicable, may, but shall not be required to, setoff against any Claim or Equity Interest and the payment or other Distribution to be made pursuant to this Plan in respect of such Claim or Equity Interest, claims of any nature whatsoever that a Debtor may have against the Holder of such Claim or Equity Interest; provided, however, neither the failure to do so nor the allowance of any Claim or Equity Interest hereunder shall constitute a waiver or release by the Disbursing Agent of any such claim that the Disbursing Agent may have against such Holder, unless otherwise agreed to in writing by such Holder and the Debtor or the Liquidating Trustee, as applicable.

7.17         De Minimis Distributions. Notwithstanding any provision in this Plan to the contrary, no payment of less than twenty-five dollars ($25.00) shall be made on account of any Allowed Claim or Allowed Equity Interest. All Distributions not made pursuant to this Article 7.17 shall be treated as Unclaimed Distributions and are subject to Article 7.8 hereof.

7.18         Extensions of Time. The Liquidating Trustee may File a motion to extend any deadlines for the making of Distributions hereunder prior to the occurrence of any such deadlines, to the extent necessary, which deadlines shall be deemed automatically extended after the Filing of such motion, and pending the entry of an order by the Bankruptcy Court extending any such deadline.

Article VIII
PROVISIONS FOR CLAIMS OBJECTIONS AND ESTIMATION OF CLAIMS

8.1           Claims Objection Deadline; Prosecution of Claims Objections. Except as otherwise provided for in this Plan, as soon as reasonably practicable after the Effective Date, but in no event later than the Claims Objection Deadline (unless extended, after notice to those Creditors who requested notice in accordance with Bankruptcy Rule 2002, by an Order of the Bankruptcy Court), the Liquidating Trustee shall File Objections to Claims and serve such Objections upon the Holders of each of the Claims to which Objections are made. Subject to the rights of the Independent Directors set forth in Article 6.3, the Liquidating Trustee shall have the exclusive authority to file objections to, and to settle, compromise, withdraw or litigate to judgment in the Bankruptcy Court, or such other court having competent jurisdiction, objections to any and all Disputed Claims without approval of the Bankruptcy Court or notice to any party.

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8.2           Estimation of Claims. The Disbursing Agent may, at any time, request that the Bankruptcy Court estimate any Contingent or unliquidated Claim pursuant to section 502(c) of the Bankruptcy Code regardless of whether the Debtor, the Committee, or the Liquidating Trustee previously objected to such Claim or whether the Bankruptcy Court has ruled on any such Objection. The Bankruptcy Court will retain jurisdiction to estimate any Claim at any time during litigation or a hearing concerning any objection to any Claim, including, without limitation, during the pendency of any appeal relating to any such Objection. Subject to the provisions of section 502(j) of the Bankruptcy Code, in the event that the Bankruptcy Court estimates any Contingent or unliquidated Claim, the amount so estimated shall constitute the maximum allowed amount of such Claim. If the estimated amount constitutes the maximum allowed amount of such Claim, the Debtor or the Liquidating Trustee, as applicable, may pursue supplementary proceedings to object to the allowance of such Claim. All of the aforementioned Objection, estimation and resolution procedures are intended to be cumulative and not necessarily exclusive of one another. Claims may be estimated and subsequently compromised, settled, withdrawn, or resolved by any mechanism approved by the Bankruptcy Court.

Article IX
EXECUTORY CONTRACTS

9.1           Executory Contracts Deemed Rejected. On the Effective Date, all of the Debtor’s Executory Contracts will be deemed rejected as of the Effective Date in accordance with, and subject to, the provisions and requirements of sections 365 and 1123 of the Bankruptcy Code, except to the extent: (a) the Debtor previously has assumed, assumed and assigned or rejected such Executory Contract, (b) the Debtor assumes or assumes and assigns such Executory Contracts pursuant to the Confirmation Order; or (c) prior to the Effective Date, the Debtor has Filed a motion to assume, assume and assign, or reject an Executory Contract on which the Bankruptcy Court has not ruled. Entry of the Confirmation Order by the Bankruptcy Court shall constitute approval of all assumptions, assumptions and assignments or rejections of Executory Contracts pursuant to this Article 9.1 and sections 365(a) and 1123 of the Bankruptcy Code.

9.2           Bar Date For Rejection Damages. If the rejection by the Debtor of an Executory Contract results in damages to the other party or parties to such Executory Contract, a Claim for such damages shall be forever barred and shall not be enforceable against the Debtor or its property or agents, successors, or assigns, unless a Proof of Claim is filed with the Claims Agent so as to actually be received on or before the Rejection Bar Date.

Article X
CONFIRMATION AND CONSUMMATION OF THE PLAN

10.1         Conditions Precedent to the Effective Date. Each of the following is a condition precedent to the occurrence of the Effective Date:

(a)          the Confirmation Order, in a form and substance reasonably acceptable to the Debtor and the Committee, shall have been entered by the Bankruptcy Court;

(b)          all documents, instruments, and agreements provided under, or necessary to implement, this Plan shall have been executed and delivered by the applicable parties and shall be in a form and substance reasonably acceptable to the Debtor and the Committee;

(c)          the Debtor and the Liquidating Trustee shall have executed the Liquidating Trust Agreement and shall have established the Liquidating Trust pursuant to Article 6.2 of the Plan and shall be in a form and substance reasonably acceptable to the Debtor, the Committee and the Liquidating Trustee; and

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(d)          the Liquidating Trustee shall have executed that certain agreement by and between the Debtor, the Committee and the Independent Directors dated as of July 10, 2012, regarding implementation of the Settlement Agreement and Release by and among the Debtor, the Independent Directors and Zurich American Insurance Company.

10.2         Notice of Effective Date. On or before five (5) Business Days after the Effective Date, the Liquidating Trustee shall mail or cause to be mailed to all Holders of Claims or Equity Interests and, at the option of the Liquidating Trustee, cause to be published in the Wall Street Journal National Edition a notice that informs such Persons of (a) the entry of the Confirmation Order, (b) the occurrence of the Effective Date, (c) notice of the Administrative Claim Bar Date, Professional Fee Bar Date and Rejection Bar Date; and (d) such other matters as the Liquidating Trustee deems appropriate or as may be ordered by the Bankruptcy Court.

10.3         Waiver of Conditions Precedent to the Effective Date. The Debtor may at any time, without notice or authorization of the Bankruptcy Court, waive in writing any or all of the conditions precedent to the Effective Date set forth in Article 10.1, whereupon the Effective Date shall occur without further action by any Person, provided, however, that the condition specified in Article 10.1(a) may not be waived. The Plan Proponent reserves the right to assert that any appeal from the Confirmation Order shall be moot after the Effective Date of this Plan.

10.4         Effect of Non-Occurrence of Effective Date. If each of the conditions specified in Article 10.1 have not been satisfied or waived in the manner provided in Article 10.3 herein within sixty (60) calendar days after the Confirmation Date then: (i) the Confirmation Order shall be vacated and of no further force or effect; (ii) no Distributions under the Plan shall be made; (iii) the Debtor and all Holders of Claims against or Equity Interests in the Debtor shall be restored to the status quo as of the day immediately preceding the Confirmation Date as though the Confirmation Date had never occurred; and (iv) all of the Debtor’s obligations with respect to Claims and Equity Interests shall remain unaffected by the Plan and nothing contained herein shall be deemed to constitute a waiver or release of any Claims by or against the Debtor or any other Person or to prejudice in any manner the rights of the Debtor or any Person in any further proceedings involving the Debtor, and the Plan shall be deemed withdrawn. Upon such occurrence, the Debtor shall File a written notification with the Bankruptcy Court and serve it upon such parties as the Bankruptcy Court may direct.

Article XI
EFFECTS OF CONFIRMATION

11.1         Exculpation and Releases.

(a)          Exculpation and Limitation of Liability. Notwithstanding any other provision of this Plan, the Released Parties shall not have or incur any liability to, or be subject to any right of action by, any Holder of a Claim or an Equity Interest, or any other party in interest, or any of their respective agents, employees, representatives, financial advisors, attorneys, or agents acting in such capacity, or Affiliates, or any of their successors or assigns, for any act or omission relating to, in any way, or arising from (i) this Chapter 11 Case, (ii) the preparation for, commencement of or prosecution of this Chapter 11 Case, (iii) formulating, negotiating, or implementing this Plan (including the Disclosure Statement), any contract, instrument, release, or other agreement or document created or entered into in connection with the Plan, including the Liquidating Trust Agreement; (iv) any other post-petition act taken or omitted to be taken in connection with or in contemplation of the restructuring or liquidation of the Debtor, including any actions taken with respect to Faith Bloom and/or the PRC Subsidiaries; (v) the solicitation of acceptances of this Plan, the pursuit of Confirmation of this Plan, the Confirmation of this Plan, or the Consummation of this Plan; (vi) the administration of this Chapter 11 Case, the Plan or the property to be distributed under this Plan or (vii) the formation of, investigation by or other actions taken by, or on behalf of, the Special Committee from the time of formation of the Special Committee to the present, except for their gross negligence or willful misconduct as determined by a Final Order, and, in all respects, the Released Parties shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under this Plan. This exculpation shall be in addition to, and not in limitation of, all other releases, indemnities, exculpations, and any other applicable law or rules protecting such Released Parties from liability.

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(b)          Releases by the Debtor. Except as otherwise expressly provided in the Plan or the Confirmation Order, on the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, the Debtor, on its own behalf and as a representative of its Estate, shall, and shall be deemed to, completely and forever release, waive, void, extinguish, and discharge unconditionally, each and all of the Released Parties of and from any and all Claims, Causes of Action, obligations, suits, judgments, damages, debts, rights, remedies, and liabilities of any nature whatsoever, whether liquidated or unliquidated, fixed or Contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise, that are or may be based in whole or part on any act, omission, transaction, event, or other circumstance taking place or existing on or prior to the Effective Date (including prior to the Petition Date) in connection with or related to (i) the purchase or sale of any securities issued by the Debtor, (ii) the Debtor, its assets, property, and Estate, including any actions taken or omitted from being taken with respect to Faith Bloom and/or the PRC Subsidiaries, (iii) the Chapter 11 Case, (iv) any alleged breach of fiduciary duty owed to the Debtor, Faith Bloom or the PRC Subsidiaries, (v) the lawsuits currently pending against certain of the Released Parties in various courts, including, among others, the Bankruptcy Court, the United States District Court for the District of Nevada, Nevada state court, the United States District Court for the Central District of California and the United States District Court for Southern District of New York, (vi) the preparation for, commencement of or prosecution of this Chapter 11 Case, (vii) the formulation, negotiation, preparation, dissemination, implementation, administration, solicitation, Confirmation or Consummation of the Plan or the Disclosure Statement, or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan, including, without limitation, the Liquidating Trust Agreement, (viii) any other post-petition act taken or omitted to be taken in connection with or in contemplation of the restructuring or liquidation of the Debtor, including any actions taken with respect to Faith Bloom and/or the PRC Subsidiaries; (ix) the solicitation of acceptances of this Plan, the pursuit of Confirmation of this Plan, the Confirmation of this Plan, or the Consummation of this Plan, (x) the administration of this Chapter 11 Case, the Plan or the property to be distributed under this Plan or (xi) the formation of, investigation by or other actions taken by, or on behalf of, the Special Committee from the time of formation of the Special Committee to the present, that may be asserted by or on behalf of the Debtor or its Estate, against any of the Released Parties; provided, however, that nothing in this Article 11.1 shall be construed to release any Released Party from willful misconduct or gross negligence as determined by a Final Order. Notwithstanding the foregoing, the Liquidating Trust may name A. Carl Mudd and Sheldon B. Saidman as defendants, to the extent necessary, in any Causes of Action pursued by the Liquidating Trust against the Debtor’s current or former officers and directors, provided, however, that the Liquidating Trust shall not be entitled to any recoveries directly from Messrs. Mudd or Saidman and any such recoveries will be limited to the proceeds available under the D&O Policies, and provided, further, however, that the foregoing shall in no way diminish or affect the obligations of Messrs. Mudd and Saidman under the D&O Policies, including but not limited to, the obligation to provide the relevant insurers with the information, assistance and cooperation required by such D&O Policies.

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(c)          Releases by Holders of Claims and Equity Interests . Except as otherwise expressly provided in the Plan or the Confirmation Order, on the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, each Person that has held, currently holds, or may hold a Claim or any other obligation, suit, judgment, damages, debt, right, remedy, cause of action, or liability of any nature whatsoever, or any Equity Interest, shall be deemed to, completely and forever release, waive, void, extinguish, and discharge unconditionally each and all of the Released Parties of and from any and all Claims, Causes of Action, obligations, suits, judgments, damages, debts, rights, remedies, and liabilities of any nature whatsoever (including, without limitation, those arising under the Bankruptcy Code), whether liquidated or unliquidated, fixed or Contingent, matured or unmatured, known or unknown, foreseen or unforeseen, then existing or thereafter arising, in law, equity, or otherwise that are or may be based in whole or part on any act, omission, transaction, event, or other circumstance taking place or existing on or prior to the Effective Date (including prior to the Petition Date) in connection with or related to (i) the purchase or sale of any securities issued by the Debtor, (ii) the Debtor, its assets, property, and Estate, including any actions taken or omitted from being taken with respect to Faith Bloom and/or the PRC Subsidiaries, (iii) the Chapter 11 Case, (iv) any alleged breach of fiduciary duty owed to the Debtor, Faith Bloom or the PRC Subsidiaries, (v) the lawsuits currently pending against certain of the Released Parties in various courts, including, among others, the Bankruptcy Court, the United States District Court for the District of Nevada, Nevada state court, the United States District Court for the Central District of California and the United States District Court for Southern District of New York, (vi) the preparation for, commencement of or prosecution of this Chapter 11 Case, (vii) the formulation, negotiation, preparation, dissemination, implementation, administration, solicitation, Confirmation or Consummation of the Plan or the Disclosure Statement, or any contract, instrument, release or other agreement or document created or entered into in connection with the Plan, including, without limitation, the Liquidating Trust Agreement, (viii) any other post-petition act taken or omitted to be taken in connection with or in contemplation of the restructuring or liquidation of the Debtor, including any actions taken with respect to Faith Bloom and/or the PRC Subsidiaries; (ix) the solicitation of acceptances of this Plan, the pursuit of Confirmation of this Plan, the Confirmation of this Plan, or the Consummation of this Plan, (x) the administration of this Chapter 11 Case, the Plan or the property to be distributed under this Plan or (xi) the formation of, investigation by or other actions taken by, or on behalf of, the Special Committee from the time of formation of the Special Committee to the present; provided, however, that (1) each Person that has submitted a ballot rejecting the Plan may elect, by checking the appropriate box on its ballot, not to grant the releases set forth in this Article 11.1(c) with respect to the Released Parties and their respective successors and assigns (whether by operation of law or otherwise), and (2) each Person that holds a Claim or Equity Interest entitled to vote and who abstains from voting to either accept or reject the Plan may elect, by checking the appropriate box on its ballot, not to grant the releases set forth in this Article 11.1(c) with respect to the Released Parties and their respective successors and assigns (whether by operation of law or otherwise); and provided, further, however, that unless such Holder affirmatively elects not to be bound by the releases in this Article 11.1(c) by returning the ballot, as described herein, appropriately designating such Holder as opting out of the release in this Article 11.1(c), such Holder shall be bound by such release. Notwithstanding the foregoing, nothing in this Article 11.1(c) shall be construed to release any party from willful misconduct or gross negligence as determined by a Final Order. Holders of Allowed Administrative Claims, Allowed Priority Tax Claims, Allowed Other Priority Claims and Allowed Secured Claims will be deemed to be bound to the releases in this Article 11.1(c). Holders of Allowed General Unsecured Claims, Allowed Noteholders’ Securities Claims, Allowed Shareholders’ Securities Claims and Allowed Equity Interests that vote to accept the Plan will be deemed to be bound to the releases in this Article 11.1(c).

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(d)          Parties Excepted From Releases. Notwithstanding the releases set forth in Articles 11.1(a), (b) and (c) herein, the releases and exculpations provided for in this Article XI shall not apply to any of the Debtor’s current or former officers or directors except A. Carl Mudd, Sheldon B. Saidman, Michael Kang, Paul Forgue and any other personnel appointed by A&M to serve as personnel to the Debtor during the pendency of this Chapter 11 Case. It is further provided that the foregoing Exculpation and Release provisions are not intended and will not serve to limit the SEC’s exercise of its police and regulatory powers respecting Persons otherwise protected hereunder.

(e)          Injunction Related to Exculpation and Releases. Except as provided in the Plan or the Confirmation Order, as of the Effective Date, (i) all Persons that hold, have held, or may hold a Claim, Equity Interest, or any other obligation, suit, judgment, damages, debt, right, remedy, Cause of Action or liability of any nature whatsoever, relating to the Debtor or its assets, property or Estate, that is released or enjoined pursuant to this Article XI of the Plan and (ii) all other parties in interest in this Chapter 11 Case are, and shall be, permanently, forever and completely stayed, restrained, prohibited, barred and enjoined from taking any of the following actions against any Released Party or its property on account of such released liabilities, whether directly or indirectly, derivatively or otherwise, on account of or based on the subject matter of such Claims, Equity Interests or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities:

1.          commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding (including, without limitation, any judicial, arbitral, administrative or other proceeding) in any forum;

2.          enforcing, attaching (including, without limitation, any prejudgment attachment), executing, collecting, or recovering in any manner, directly or indirectly, any judgment, award, decree, or other order;

3.          creating, perfecting or enforcing, directly or indirectly, in any manner, any lien or encumbrance of any kind;

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4.          setting off, seeking reimbursement or contributions from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability or obligation that is discharged under Article 11.1 of this Plan; and

5.          commencing or continuing in any manner, in any place of any judicial, arbitration or administrative proceeding in any forum, that does not comply with or is inconsistent with the provisions of the Plan or the Confirmation Order.

11.2         Injunction. Except as expressly contemplated by this Plan or the Confirmation Order, from and after the Effective Date, all Persons or Entities who have held, currently hold or may hold Claims against or Equity Interests in the Debtor or its Estate that arose prior to the Effective Date (including, but not limited to, Governmental Units, and any official, employee or other entity acting in an individual or official capacity on behalf of any Governmental Unit) are permanently enjoined from:

(a)          commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding against the Debtor, the Estate or the Liquidating Trust Protected Parties in any forum (including, without limitation, any judicial, arbitral, administrative or other proceeding);

(b)          enforcing, attaching, executing, collecting or recovering in any manner, directly or indirectly, any judgment, award, decree, or order against the Debtor, the Estate or the Liquidating Trust Protected Parties;

(c)          creating, perfecting, or enforcing, directly or indirectly, in any manner, any lien or encumbrance of any kind against the Debtor, the Estate or the Liquidating Trust Protected Parties;

(d)          asserting or effecting, directly or indirectly, any setoff or right of subrogation of any kind against any obligation due to the Debtor, the Estate or the Liquidating Trust Protected Parties; and

(e)          any act, in any manner, in any place whatsoever, that does not conform to, comply with, or is inconsistent with the provisions of this Plan in respect of the Debtor, the Estate or the Liquidating Trust Protected Parties.

Any Entity injured by any willful violation of the injunctions provided for in Articles 11.1(e) and 11.2 shall recover actual damages, including, but not limited to, costs and attorneys’ fees and expenses, and, in appropriate circumstances, may recover punitive damages from the willful violator. Nothing contained in this Article XI of this Plan shall prohibit the Holder of a Disputed Claim or a Disputed Equity Interest from litigating its right to seek to have such a Disputed Claim or Disputed Equity Interest declared an Allowed Claim or an Allowed Equity Interest and paid in accordance with the distribution provisions of this Plan or the Liquidating Trust Agreement, or enjoin or prohibit the enforcement by the Holder of such Disputed Claim or Disputed Equity Interest of any of the obligations of any Liquidating Trust Protected Party under this Plan.

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It is further provided that the foregoing Injunction and the Injunction provided in Article 11.1(e) will not enjoin actions by the SEC to the extent that, pursuant to section 362(b)(4) or otherwise, such actions are not subject to section 362(a) of the Bankruptcy Code.

11.3         Term of Bankruptcy Injunction or Stays. All injunctions or stays provided for in this Chapter 11 Case under sections 105 or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

11.4         Vesting Provision. Any and all Liquidating Trust Assets accruing to the Debtor or assertable as accruing to the Debtor shall remain assets of the Estate pursuant to section 1123(b)(3)(B) of the Bankruptcy Code and on the Effective Date shall be transferred to and vest in the Liquidating Trust. Pursuant to section 1123(b)(3)(B) of the Bankruptcy Code, only the Liquidating Trust and the Liquidating Trustee shall have the right to pursue or not to pursue, or, subject to the terms of this Plan and the Liquidating Trust Agreement, compromise or settle any Liquidating Trust Assets. From and after the Effective Date, the Liquidating Trust and the Liquidating Trustee may commence, litigate and settle any Causes of Action, Claims or Causes of Action relating to the Liquidating Trust Assets or rights to payment or Claims that belong to the Debtor as of the Effective Date or are instituted by the Liquidating Trust and Liquidating Trustee after the Effective Date, except as otherwise expressly provided in this Plan and the Liquidating Trust Agreement. Other than as set forth herein, no other Person may pursue such Liquidating Trust Assets after the Effective Date. The Liquidating Trustee shall be deemed hereby substituted as plaintiff, defendant, or in any other capacity for either the Committee or the Debtor in any Causes of Action pending before the Bankruptcy Court or any other court that relates to a Liquidating Trust Asset without the need for Filing any motion for such relief. Notwithstanding the foregoing, all of the rights of the Liquidating Trustee to buyback, settle, liquidate, compromise or otherwise resolve the D&O Policies are subject to the rights of the Independent Directors set forth in Article 6.3.

11.5         Lead Plaintiffs’ Rights To Pursue Insurance Proceeds. Notwithstanding anything in the Plan to the contrary, including the releases and injunctions set forth in Article XI hereof, nothing in the Plan or the Confirmation Order shall preclude Lead Plaintiffs, on behalf of themselves and the Securities Plaintiffs, from pursuing their Claims against the Debtor to the extent of available insurance coverage and proceeds. The Claims of the Lead Plaintiffs and the Securities Plaintiffs against the Debtor, to the extent of available insurance coverage and proceeds, are preserved and not discharged or enjoined by the Plan. For the avoidance of doubt, nothing in this Plan, including this Article 11.5, will confer on the Lead Plaintiffs or the Securities Plaintiffs the right or ability to assert derivative claims, which are Liquidating Trust Assets.

Article XII
RETENTION OF JURISDICTION

12.1         Exclusive Jurisdiction of Bankruptcy Court. Pursuant to sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and the occurrence of the Effective Date, the Bankruptcy Court shall retain exclusive jurisdiction over all matters arising out of, and related to, this Chapter 11 Case and this Plan to the fullest extent permitted by law, including, among other things, jurisdiction to:

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(a)          allow, disallow, determine, subordinate, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim or Equity Interest (whether Filed before or after the Effective Date and whether or not Contingent, Disputed or unliquidated or for contribution, indemnification or reimbursement), including the compromise, settlement and resolution of any request for payment of any Claims or Equity Interests, the resolution of any Objections to the allowance or priority of Claims or Equity Interests and to hear and determine any other issue presented hereby or arising hereunder, including during the pendency of any appeal relating to any Objection to such Claim or Equity Interest to the extent permitted under applicable law;

(b)          grant or deny any applications for allowance of compensation or reimbursement of expenses authorized pursuant to the Bankruptcy Code or this Plan, for periods ending on or before the Effective Date;

(c)          hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters, including, but not limited to, all Causes of Action, and consider and act upon the compromise and settlement of any Claim, Equity Interest, or Cause of Action;

(d)          determine and resolve controversies related to the Liquidating Trust or the Liquidating Trust Agreement;

(e)          determine and resolve any matters related to the assumption, assumption and assignment or rejection of any Executory Contract to which the Debtor is a party or with respect to which the Debtor may be liable, and to hear, determine and, if necessary, liquidate any Claims arising therefrom;

(f)          ensure that all Distributions to Holders of Allowed Claims and Allowed Equity Interests under this Plan and the performance of the provisions of this Plan are accomplished as provided herein and resolve any issues relating to Distributions to Holders of Allowed Claims and Allowed Equity Interests pursuant to the provisions of this Plan;

(g)          construe, take any action and issue such orders, prior to and following the Confirmation Date and consistent with section 1142 of the Bankruptcy Code, as may be necessary for the enforcement, implementation, execution and Consummation of this Plan and all contracts, instruments, releases, other agreements or documents created in connection with this Plan, including, without limitation, the Disclosure Statement and the Confirmation Order, for the maintenance of the integrity of this Plan in accordance with sections 524 and 1141 of the Bankruptcy Code following the occurrence of the Effective Date;

(h)          determine and resolve any cases, controversies, suits or disputes that may arise in connection with the Consummation, interpretation, implementation or enforcement of this Plan (and all exhibits and schedules to this Plan) or the Confirmation Order, including the releases and injunction provisions set forth in and contemplated by this Plan or the Confirmation Order, or any entity’s rights arising under or obligations incurred in connection therewith;

(i)          modify the Plan, the Disclosure Statement, and/or the Confirmation Order before or after the Effective Date pursuant to section 1127 of the Bankruptcy Code, as well as any contract, instrument, release, or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order, or remedy any defect or omission or reconcile any inconsistency in any Bankruptcy Court order, this Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with this Plan, the Disclosure Statement or the Confirmation Order, in such manner as may be necessary or appropriate to consummate this Plan, to the extent authorized by the Bankruptcy Code and this Plan;

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(j)          issue injunctions, enter and implement other orders or take such other actions as may be necessary or appropriate to restrain interference by any entity with Consummation, implementation or enforcement of this Plan or the Confirmation Order;

(k)          enter and implement such orders as are necessary or appropriate if the Confirmation Order is for any reason modified, stayed, reversed, revoked or vacated;

(l)          determine any other matters that may arise in connection with or relating to this Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release, or other agreement or document created in connection with this Plan, the Disclosure Statement or the Confirmation Order;

(m)          determine such other matters and for such other purposes as may be provided in the Confirmation Order;

(n)          hear and determine matters concerning state, local and federal taxes in accordance with sections 346, 505 and 1146 of the Bankruptcy Code;

(o)          enforce all orders, judgments, injunctions, releases, exculpations, indemnifications and rulings entered in connection with this Chapter 11 Case;

(p)          determine and resolve controversies related to the Estate, the Debtor or the Liquidating Trust from and after the Effective Date;

(q)          hear and determine any other matter relating to this Plan; and

(r)          enter a final decree closing this Chapter 11 Case.

Article XIII
MISCELLANEOUS PROVISIONS

13.1         Modification of the Plan. The Debtor may alter, amend, or modify this Plan or any exhibits or schedules hereto under section 1127(a) of the Bankruptcy Code at any time prior to or after the Confirmation Date but prior to the substantial Consummation of this Plan, provided, however, that any such alteration, amendment or modification does not materially and adversely affect the treatment of Holders of Claims or Equity Interests under this Plan. Any Holder of a Claim or Equity Interest that has accepted this Plan shall be deemed to have accepted this Plan, as altered, amended or modified, if the proposed alteration, amendment or modification does not materially and adversely change the treatment of the Claim or Equity Interest of such Holder.

13.2         Revocation, Withdrawal, or Non-Confirmation of the Plan. The Debtor reserves the right to revoke or withdraw this Plan prior to the Confirmation Hearing. If this Plan is revoked or withdrawn prior to the Confirmation Hearing, or if the Plan is not confirmed by the Bankruptcy Court, then:

(a)          this Plan shall be null and void in all respects, and

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(b)          nothing contained in this Plan or the Disclosure Statement shall (i) constitute a waiver or release of any Claims by or against, or any Equity Interests in, the Debtor or any other Person, (ii) prejudice in any manner the rights of the Debtor or any other Person, or (iii) constitute an admission of any sort by the Debtor or any other Person.

13.3         Binding Effect. Except as otherwise provided in section 1141(d)(3) of the Bankruptcy Code and subject to the occurrence of the Effective Date, on and after the Confirmation Date, the provisions of the Plan shall bind any Holder of a Claim against, or Equity Interest in, the Debtor and such Holder’s respective successors and assigns, whether or not the Claim or Equity Interest of such Holder is Impaired under the Plan and whether or not such Holder has accepted the Plan.

13.4         Subordination Rights. The classification and manner of satisfying all Claims and Equity Interests and the respective Distributions and treatments hereunder take into account and/or conform to the relative priority and rights of the Claims and Equity Interests in each Class in connection with the contractual, legal and equitable subordination rights relating thereto, whether arising under contract, general principles of equitable subordination, section 510(b) of the Bankruptcy Code or otherwise. All subordination rights that a Holder of a Claim or Equity Interest may have with respect to any Distribution to be made under the Plan shall be implemented through the Plan, and all actions by such Holder of a Claim or Equity Interest related to the enforcement of such subordination rights shall be enjoined permanently. The provisions of any contractual or structural subordination of Claims or Equity Interests shall remain enforceable by the Liquidating Trustee on behalf of the Liquidating Trust after the occurrence of the Effective Date. Without limitation hereunder, the Liquidating Trustee, on behalf of the Liquidating Trust, may likewise enforce any right of the Debtor or its Estate to equitably or otherwise subordinate Claims under section 510 of the Bankruptcy Code, which rights are deemed transferred to, remain and are preserved in the Liquidating Trust, except as otherwise expressly set forth herein or as expressly provided in a Final Order of the Bankruptcy Court in the Chapter 11 Case.

13.5         Severability of Plan Provisions. If, prior to Confirmation, any term or provision of this Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Debtor shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may be altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

13.6         Payment of Fees and Expenses of the Indenture Trustee. The Debtor or the Liquidating Trustee shall pay all fees and expenses (including reasonable attorneys’ fees) of the Indenture Trustee on the Effective Date without the need for filing a fee application with the Bankruptcy Court; provided that the Indenture Trustee shall provide the Debtor, the Liquidating Trustee, the Committee and the United States Trustee with reasonably detailed invoices within ten (10) business days prior to the Effective Date. To the extent that any of the above parties object to the payment of fees and expenses of the Indenture Trustee, the Debtor or the Liquidating Trustee shall not pay any disputed portion of such fees and expenses until a resolution of such objection is agreed to by Indenture Trustee, the Debtor (or the Liquidating Trustee) and any other objecting party or upon entry of an order of the Bankruptcy Court.

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13.7         Dissolution of the Committee. The Committee shall dissolve on the Effective Date and the members of such Committee shall be released and discharged from all further rights and duties arising from or related to this Chapter 11 Case, except with respect to, and to the extent of, any applications for Professional Fee Claims or expense reimbursements for members of such Committee. The Professionals retained by the Committee shall not be entitled to assert any Administrative Claims nor shall they have an Allowed Administrative Claims for any services rendered or expenses incurred after the Effective Date except in respect of the preparation and prosecution of or any Objection to any Filed fee application.

13.8         Exemption from Section 1146. Pursuant to section 1146(a) of the Bankruptcy Code, under this Plan, (i) the issuance, distribution, transfer or exchange of any debt, equity security or other interest in the Debtor; (ii) the creation, modification, consolidation or recording of any mortgage, deed of trust, or other security interest, or the securing of additional indebtedness by such or other means; (iii) the making, assignment or recording of any lease or sublease; or (iv) the making, delivery or recording of any deed or other instrument of transfer under, in furtherance of, or in connection with, this Plan, including any deeds, bills of sale, assignments or other instrument of transfer executed in connection with any transaction arising out of, contemplated by, or in any way related to this Plan, shall not be subject to any document recording tax, mortgage recording tax, stamp tax or similar government assessment, and the appropriate state or local government official or agent shall be directed by the Bankruptcy Court to forego the collection of any such tax or government assessment and to accept for filing and recording any of the foregoing instruments or other documents without the payment of any such tax or government assessment. To the extent that the Debtor or the Liquidating Trustee, as applicable, elects to sell any property prior to or after the Confirmation Date, such sales of property will be exempt from any transfer taxes in accordance with section 1146(c) of the Bankruptcy Code. All subsequent issuances, transfers or exchanges of securities, or the making or delivery of any instrument of transfer by the Debtor in the Chapter 11 Case shall be deemed to be or have been done in furtherance of this Plan

13.9         Filing of Additional Documents. On or before the Effective Date of this Plan, the Debtor may issue, execute, deliver, and File with the Bankruptcy Court or record any agreements and other documents, and take any action as may be necessary or appropriate to effectuate, consummate and further evidence the terms and conditions of this Plan.

13.10         Insurance. Confirmation of this Plan and the occurrence of the Effective Date shall have no effect on insurance policies of the Debtor in which the Debtor is or was insured parties, including the D&O Policies. Each insurance company is prohibited from, and the Confirmation Order shall include an injunction against, denying, refusing, altering or delaying coverage on any basis regarding or related to this Chapter 11 Case, this Plan or any provision within this Plan, including the treatment or means of liquidation set out within this Plan for insured Claims.

13.11         Successors and Assigns. The rights, benefits and obligations of any Person named or referred to in this Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor or assign of such Person.

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13.12         Governing Law. Except to the extent that the Bankruptcy Code or Bankruptcy Rules or other federal laws is applicable, and subject to the provisions of any contract, instrument, release, or other agreement or document entered into in connection with this Plan, the construction, implementation and enforcement of this Plan and all rights and obligations arising under this Plan shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada, without giving effect to conflicts of law principles which would apply the law of a jurisdiction other than the State of Nevada or the United States of America.

13.13         Exhibits and Schedules. All exhibits and schedules annexed hereto, or Filed on or before the Plan Supplement Filing Date or otherwise are incorporated into and are a part of this Plan as if set forth in full herein. Holders of Claims and Equity Interests may obtain copies of the Filed exhibits and schedules upon written request to the Debtor. Upon their Filing, the exhibits and schedules may be inspected in the Office of the Clerk of the Bankruptcy Court or its designee during normal business hours. The documents contained in the exhibits and schedules shall be approved by the Bankruptcy Court pursuant to the Confirmation Order.

13.14         Computation of Time. In computing any period of time prescribed or allowed by this Plan, the provisions of Bankruptcy Rule 9006(a) shall apply

13.15         Notices. Any notice required or permitted to be provided under this Plan shall be in writing and served by either (a) certified mail, return receipt requested, postage prepaid, (b) hand delivery, or (c) reputable overnight delivery service, freight prepaid, to be addressed as follows:

(a)          If to the Debtor:

GREENBERG TRAURIG, LLP
77 West Wacker Drive, Suite 3100
Chicago, Illinois 60601
Attn: Keith J. Shapiro and Nancy A. Peterman

-and-

GREENBERG TRAURIG, LLP
3773 Howard Hughes Parkway, Suite 400 North
Las Vegas, Nevada 89169
Attn: Bob Olson

(b)          If to the Committee:

HOGAN LOVELLS US LLP
875 Third Avenue
New York, New York 10022
Attn: Christopher R. Donoho, III

-and-

SNELL & WILMER L.L.P.
3883 Howard Hughes Parkway, Suite 1100
Las Vegas, Nevada 89169
Attn: Robert R. Kinas, Claire Dossier, and Blakeley Griffith

41

(c)          If to the Office of the United States Trustee:

OFFICE OF THE UNITED STATES TRUSTEE
300 Booth Street, Room 3009
Reno, Nevada 89509
Attn: William Cossitt

13.16         Reservation of Rights. The Filing of this Plan, any statement or provision contained in this Plan, or the taking of any action by the Debtor with respect to this Plan shall not be, and shall not be deemed to be, an admission or waiver of any rights of the Debtor with respect to the Holders of Claims and Equity Interests.

42

Dated:	August 30, 2012

ShengdaTech, Inc.
Debtor and Debtor-in-Possession

By:
Michael Kang
Chief Restructuring Officer

By:	/s/ Nancy A. Peterman

GREENBERG TRAURIG, LLP
Keith J. Shapiro
Nancy A. Peterman
77 West Wacker Drive, Suite 3100
Chicago, Illinois 60601

-and-

Bob Olson
3773 Howard Hughes Parkway
Suite 400 North
Las Vegas, Nevada 89169

Counsel for the Debtor and Debtor-in-
Possession

EXHIBIT 1

Form of Liquidation Trust Agreement